UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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Shockwave Medical, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2021

April 29, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of the Stockholders (the “Annual Meeting”) of Shockwave Medical, Inc., a Delaware corporation (“we,” “us,” “Shockwave” or the “Company”). The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/SWAV2021 on Thursday, June 25, 2021 at 10:00 a.m. (Pacific Time), for the following purposes:

1.	To elect two nominees for Class II directors to serve until the 2024 annual meeting of stockholders and until each such nominee’s successor is duly elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Shockwave for the fiscal year ending December 31, 2021;

3.	To provide an advisory, non-binding vote regarding our executive compensation;

4.	To provide an advisory, non-binding vote regarding how frequently our stockholders will vote on our executive compensation; and

5.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders (the “Proxy Statement”).

The record date for the Annual Meeting is April 28, 2021 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be available electronically by request to investors@shockwavemedical.com for examination by any stockholder for any purpose germane to the Annual Meeting for a period of ten days prior to the Annual Meeting. To access the list during the Annual Meeting, please visit www.virtualshareholdermeeting.com/SWAV2021 and enter the control number provided on your proxy card, voting instruction form or Proxy Availability Notice (as defined below).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on

June 25, 2021 at 10:00 a.m. (Pacific Time)

via the internet at www.virtualshareholdermeeting.com/SWAV2021

The Proxy Statement and annual report to stockholders are available at: www.proxyvote.com.

In light of the ongoing effects of the COVID-19 pandemic, for the safety of all of involved persons, including our directors, employees and stockholders, we have determined that the 2021 Annual Meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, please see the Questions and Answers section below. Stockholders will be able to attend, vote and submit questions (both before, and for a portion of, the meeting) via the internet.

In the event of an adjournment, postponement or emergency that may change the Annual Meeting’s time or date, Shockwave will make an announcement, issue a press release or post information at www.shockwavemedical.com to notify stockholders, as appropriate. If you have any questions or need assistance in voting your shares, please write to Shockwave Investor Relations at investors@shockwavemedical.com.

By Order of the Board of Directors

Hajime Tada

General Counsel & Secretary

Santa Clara, California

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO VIRTUALLY ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD, OR VOTE OVER THE TELEPHONE OR INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER IN ORDER TO BE ENTITLED TO VOTE AT THE ANNUAL MEETING.

Shockwave Medical, Inc.

5403 Betsy Ross Drive

Santa Clara, CA 95054

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending an Important Notice Regarding the Availability of Proxy Materials (the “Proxy Availability Notice”) to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the Annual Meeting. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Proxy Availability Notice.

We provided some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are participants in our benefit plans, with paper copies of the proxy materials instead of the Proxy Availability Notice. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to stockholders by signing up to receive all of your future proxy materials electronically.

We expect that this Proxy Statement and the other proxy materials will be available to stockholders on or about April 29, 2021.

Can I ask questions at the virtual Annual Meeting?

Stockholders as of our Record Date who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/SWAV2021 will have an opportunity to submit questions live via the internet during a designated portion of the meeting. These stockholders may also submit a question in advance of the Annual Meeting at www.proxyvote.com. In both cases, stockholders must have available their control number provided on their proxy card, voting instruction form or Proxy Availability Notice.

What does it mean if I receive more than one Proxy Availability Notice?

If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Thursday, June 25, 2021 at 10:00 a.m. (Pacific Time) via the internet at www.virtualshareholdermeeting.com/SWAV2021.

In light of the ongoing effects of the COVID-19 pandemic, for the safety of all involved parties, including our directors, employees and stockholders, and taking into account recent federal, state and local guidance that has been issued, we have determined that the 2021 Annual Meeting will be held in a virtual meeting format only, with no physical in-person meeting.

At our virtual Annual Meeting, stockholders will be able to attend, vote and submit questions via the internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.

Information on how to vote at the Annual Meeting is discussed below. If you plan to attend the Annual Meeting, please note that attendance will be limited to stockholders as of the Record Date. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Proxy Availability Notice. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date of April 28, 2021, will be entitled to vote at the Annual Meeting. On the Record Date, there were 34,973,802 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 28, 2021, your shares were registered directly in your name with Shockwave’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below (See “How do I vote?”) or complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If, on April 28, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Availability Notice is being forwarded to you by the organization that holds your account. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of two Class II directors;

•

Ratification of the selection by the Board of Directors of the Company (the “Board” or the “Board of Directors”) of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021;

•	A non-binding advisory vote regarding our executive compensation; and

•	A non-binding advisory vote regarding how frequently our stockholders will vote on our executive compensation.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.

What is the Board’s voting recommendation?

The Board recommends that you vote your shares:

•	“For” the election of both nominees for director;

•	“For” the ratification of the selection by the Board of EY as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021;

•	“For” the non-binding advisory vote regarding our executive compensation; and

•	“Every Year” for the non-binding advisory vote regarding how frequently our shareholders will vote on our executive compensation.

How do I vote?

With regard to the election of directors, you may either vote “For” both nominees to the Board or you may “Withhold” your vote for any nominee you specify. For any other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy. Voting at the annual meeting will have the effect of revoking your previously submitted proxy (see “Can I change my vote after submitting my proxy?” below).

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time on June 24, 2021 to be counted.

•

To vote through the internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m., Eastern Daylight Time, on June 24, 2021 to be counted.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us and we receive it before the Annual Meeting, we will vote your shares as you direct.

•	To vote at the annual meeting, login in by 10:00 a.m. (Pacific Time) on June 25, 2021 via www.virtualshareholdermeeting.com/SWAV2021.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Proxy Availability Notice containing voting instructions from that organization rather than from Shockwave. Simply follow the voting instructions in the Proxy Availability Notice to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 28, 2021, the Record Date.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, (i) “For” the election of each Class II director, (ii) “For” the ratification of EY as Shockwave’s independent registered public accounting firm, (iii) “For” the non-binding advisory vote regarding our executive compensation; and (iv) “Every Year” for the non-binding advisory vote regarding how frequently our shareholders will vote on our executive compensation. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Will my vote be kept confidential?

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Who is paying for this proxy solicitation?

The accompanying proxy is solicited on behalf of the Board for use at the Annual Meeting. Accordingly, Shockwave will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees of Shockwave will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•

You may send a timely written notice that you are revoking your proxy to Shockwave’s Secretary at 5403 Betsy Ross Drive, Santa Clara, CA 95054; provided, however, in light of disruptions caused by the COVID-19 pandemic, if you intend to revoke your proxy by providing such written notice, we advise that you also send a copy via email to investors@shockwavemedical.com.

•	You may attend and vote at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, banker or other nominee, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy.

When are stockholder proposals for inclusion in our Proxy Statement for next year’s annual meeting due?

Stockholders wishing to present proposals for inclusion in our Proxy Statement for the 2022 annual meeting of stockholders (the “2022 Annual Meeting”) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as

amended (the “Exchange Act”), must submit their proposals so that they are received by us at our principal executive offices no later than December 30, 2021. Proposals should be sent to our Secretary at 5403 Betsy Ross Drive, Santa Clara, CA 95054.

When are other proposals and stockholder nominations for next year’s annual meeting due?

With respect to proposals and nominations not to be included in our Proxy Statement pursuant to Rule 14a-8 of the Exchange Act, our Amended and Restated Bylaws (our “Bylaws”) provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at an annual meeting of stockholders must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 120 days nor more than 180 days prior to the anniversary date of the immediately preceding year’s annual meeting of stockholders.

Stockholders wishing to present nominations for director or proposals for consideration at the 2022 Annual Meeting under these provisions of our Bylaws must submit their nominations or proposals so that they are received at our principal executive offices not earlier than December 27, 2021 and not later than February 25, 2022 in order to be considered. In the event that the 2022 Annual Meeting is to be held on a date that is not within 30 days before or 60 days after the one-year anniversary of the Annual Meeting, then a stockholder’s notice must be received by the Secretary no earlier than 120 days prior to such annual meeting and no later than the tenth day following the day on which we make a public announcement of the date of the 2022 Annual Meeting.

Nominations or proposals should be sent in writing to our Secretary at 5403 Betsy Ross Drive, Santa Clara, CA 95054. A stockholder’s notice to nominate a director or bring any other business before the Annual Meeting or the 2022 Annual Meeting must set forth certain information, which is specified in our Bylaws. A complete copy of our Bylaws may be found in the Corporate Governance section of the Investors section of our website at www.shockwavemedical.com. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes “For,” votes to “Withhold” and broker non-votes for the proposal to elect directors and, with respect to other proposals, votes “For,” votes “Against,” votes to “Abstain” and broker non-votes (if applicable).

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange (the “NYSE”), which generally apply to all brokers, banks or other nominees, on voting matters characterized by the NYSE as “routine,” NYSE member firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by member firms. Only the proposal to ratify the selection of our independent registered public accounting firm is considered a “routine” matter for this purpose and brokers, banks or other nominees generally have discretionary voting power with respect to such proposal. Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

What is the effect of abstentions, votes to withhold and broker non-votes?

Abstentions: Under Delaware law (under which Shockwave is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as shares cast. Our Bylaws provide that a stockholder action (other than the election of directors) shall be decided by the vote of the holders of a majority of the total number of votes of the Company’s capital stock cast on the matter. Therefore, abstentions will have no effect on Proposal No. 2—Ratification of the Selection by the Board of the Company’s Independent Registered Public Accounting Firm, Proposal No. 3—Advisory Vote on the Compensation of the Company’s Named Executive Officers or Proposal No. 4—Frequency of Advisory Vote on the Compensation of the Company’s Named Executive Officers.

Votes to Withhold: For Proposal No. 1—Election of Directors, you may vote “For” one or both nominees or you may “Withhold” your vote for one or both nominees. The two nominees who receive the most “For” votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be elected to our Board. Broker non-votes will have no effect on Proposal No. 1—Election of Directors. In an uncontested election, “Withhold” votes will not prevent a candidate from being elected.

Broker Non-Votes: A “broker non-vote” occurs when a broker, bank or other nominee holding your shares in street name does not vote on a particular matter because you did not provide the broker, bank or other nominee voting instructions and the broker, bank or other nominee lacks discretionary voting authority to vote the shares because the matter is considered “non-routine” under the NYSE rules. The “non-routine” matters on the agenda for the Annual Meeting are Proposal No. 1—Election of Directors, Proposal No. 3—Advisory Vote on the Compensation of the Company’s Named Executive Officers and Proposal No. 4—Frequency of Advisory Vote on the Compensation of the Company’s Named Executive Officers.

Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting. However, because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, they will have no effect on the outcome of the votes on Proposal No. 1—Election of Directors, Proposal No. 3—Advisory Vote on the Compensation of the Company’s Named Executive Officers, or Proposal No. 4— Frequency of Advisory Vote on the Compensation of the Company’s Named Executive Officers. As a result, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote your shares in the election of directors, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. The proposal to ratify the selection by the Board of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2021 should be considered a “routine” matter. Therefore, your broker, bank or other nominee will be able to vote on Proposal No. 2—Ratification of the Selection by the Board of the Company’s Independent Registered Public Accounting Firm, even if it does not receive instructions from you, so long as it holds your shares in its name.

How many votes are needed to approve each proposal?

Proposal	Vote Required	Discretionary Voting Allowed?
No. 1. Election of Directors	Plurality	No

No. 2. Ratification of the Selection by the Board of the Company’s Independent Registered Public Accounting Firm	Majority Cast	Yes

No. 3. Advisory Vote on the Compensation of the Company’s Named Executive Officers	Majority Cast	No

No. 4. Frequency of Advisory Vote on the Compensation of the Company’s Named Executive Officers	Plurality	No

A “Plurality,” with regard to the election of directors, means that the two nominees who receive the most “For” votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be elected to our Board. A “Majority Cast,” with regard to the ratification of the selection by the Board of our independent registered public accounting firm, means that a majority of the votes cast on the proposal are voted “For” the proposal. A “Majority Cast,” with regard to the ratification of the advisory vote on the compensation of the Company’s named executive officers means that a majority of the votes cast on the proposal are voted “For” the proposal. A “Plurality,” with regard to the frequency of advisory vote on the compensation of the Company’s named executive officers, means that the proposed frequency that receives the most “For” votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be approved.

Accordingly:

•

Proposal No. 1: For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on Proposal No. 1 will be elected as Class II directors to hold office until the 2024 annual meeting of stockholders. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.

•

Proposal No. 2: To be approved, a majority of the total votes cast on Proposal No. 2 must be voted “For” the ratification of the selection by the Board of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 2; however, the ratification of the selection by the Board of EY is a matter on which a broker, bank or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to Proposal No. 2.

•

Proposal No. 3: To be approved, a majority of the total votes cast on Proposal No. 3 must be voted “For” the proposal. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 3.

•

Proposal No. 4: The frequency alternative that receives a plurality of the total votes cast on Proposal No. 4 will be considered approved as the frequency alternative preferred by stockholders. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 4.

None of the proposals, if approved, entitle stockholders to appraisal rights under Delaware law or our charter.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid stockholder meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present or represented by proxy at the Annual Meeting. On the Record Date, there were 34,973,802 shares outstanding and entitled to vote. Thus, the holders of at least 17,486,902 shares must be present or represented by proxy at the Annual Meeting to have a quorum. Virtual attendance at our Annual Meeting constitutes “presence” for purposes of quorum at the meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone or through the internet (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions, votes to “Withhold” and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then either the chair of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the meeting to another date. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual Meeting, a notice of the adjourned Annual Meeting shall be given to each stockholder of record entitled to vote at the adjourned Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish the preliminary results within four business days after the Annual Meeting and file an additional Form 8-K to publish the final results within four business days after the final results are known to us.

If you have any questions or need assistance in voting your shares, please write to Shockwave Investor Relations at investors@shockwavemedical.com.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. No director, nominee for election as director, or executive officer of Shockwave has any special interest in any matter to be voted upon other than election to the Board of Directors.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Company’s Board of Directors is presently comprised of nine members, who are divided into three classes, designated as Class I, Class II and Class III. One of our Class II directors, Colin Cahill, is not standing for reelection and, as such, following his departure from the Board upon the expiration of his term on June 25, 2021, the size of our Board will be reduced to eight members. One class of directors is elected by the stockholders at each annual meeting to serve from the time of their election until the third annual meeting of stockholders following their election. Class I directors consist of C. Raymond Larkin, Jr., Laura Francis, and Maria Sainz; Class II directors consist of Antoine Papiernik, Colin Cahill (who as noted above is not standing for re-election), and Sara Toyloy; and Class III directors consist of Doug Godshall, F.T. “Jay” Watkins, and Frederic Moll. Ms. Sainz was appointed to the Board in July of 2020 as a Class I director. Ms. Toyloy was appointed to the Board in March of 2021 as a Class II director.

The Nominating and Corporate Governance Committee of the Board has recommended, and the Board has approved, the nomination of each our Class II directors, Antoine Papiernik and Sara Toyloy, for three-year terms expiring at the 2024 annual meeting of stockholders and until such director’s successor is duly elected and qualified, or, if sooner, until such director’s death, resignation or removal. Mr. Papiernik and Ms. Toyloy are currently directors of the Company. Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected.

Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any nominee should become unavailable to serve for any reason, it is intended that votes will be cast for a substitute nominee designated by the Nominating and Corporate Governance Committee and approved by the Board. We have no reason to believe that any nominee named will be unable to serve if elected.

Nominees for Director and Continuing Directors

The names and ages of the nominees and continuing directors, and their occupation(s), length of service with the Company and Board committee memberships are set forth in the table below.

Name	Age	Director Since	Current Term Expires	Occupation	Independent	AC	CC	NCG
Nominees

Antoine Papiernik	54	July 2013	2021 Annual Meeting	Managing Partner, Sofinnova Partners	Yes	—	M	—

Sara Toyloy	54	March 2021	2021 Annual Meeting	President, Fabrica Consulting LLC	Yes	M	—	—
Continuing Directors

Doug Godshall	56	May 2017	2022 Annual Meeting	President and CEO, Shockwave	No	—	—	—

F.T. “Jay” Watkins	68	2013	2022 Annual Meeting	Managing Partner, Sonder Capital; Managing Director, De Novo Ventures	Yes	M	—	—

Frederic Moll, M.D.	69	2011	2022 Annual Meeting	CDO, Johnson & Johnson Medical Devices Companies	Yes	—	—	M

C. Raymond Larkin, Jr.*	72	January 2019	2023 Annual Meeting	Principal, Group Outcome LLC	Yes	—	—	C

Laura Francis	54	January 2019	2023 Annual Meeting	CEO SI-BONE, Inc.	Yes	C,F	M	—

Maria Sainz	55	July 2020	2023 Annual Meeting	Independent Director	Yes	—	C	M

*: Board Chair	F: Financial Expert	M: Member	CC: Compensation Committee	AC: Audit Committee	C: Committee Chair	NCG: Nominating & Corporate Governance Committee

A brief biography of each nominee and each continuing director is also set forth below, which includes information, as of the date of this Proxy Statement, regarding specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee and the Board to believe that the director should serve on the Board:

Director Nominees

Antoine Papiernik. Mr. Papiernik has served as a member of our Board of Directors since July 2013. Mr. Papiernik has been Managing Partner of Sofinnova Partners since 1997. Mr. Papiernik has been an initial investor and a board member in public companies, including ProQr Therapeutics N.V. and Mainstay Medical International plc. Mr. Papiernik is also a board member of private companies AblaCare, Highlife, MedDay Pharmaceuticals, MD Start, Mnemo Therapeutics, Noema Pharma AG, Pi-Cardia, Reflexion Medical, Rgenix, SafeHeal and Tissium. Mr. Papiernik served on the boards of EOS (Ethical Oncology Science S.p.A.), CoAxia, Lectus Therapeutics Ltd, Entourage Medical Technologies, Inc., Corwave SA, Auris Medical Holding and Impatients. Mr. Papiernik previously was an initial investor and a board member of the following companies, Actelion Pharmaceuticals Ltd. (“Actelion”), NovusPharma S.p.A. (sold to Cell Therapeutics, Inc.), Movetis NV (sold to Shire Plc), Pixium Vision SA and Stentys SA, which went public respectively on the Zürich stock exchange, Nasdaq, the Stockholm stock exchange, the Milan Nuovo Mercato, the Belgium Stock Exchange and EuroNext Paris. He was also a board member for Cotherix Inc. (initially Nasdaq listed, then sold to Actelion), CoreValve (sold to Medtronic plc), Fovea Pharmaceuticals (sold to Sanofi-Aventis S.A.) and ReCor Medical, Inc. (sold to Otsuka Pharmaceutical Co., Ltd.). Mr. Papiernik received his M.B.A. from the Wharton School of

Business, University of Pennsylvania and his B.S. from Institut Etudes Economiques Commerciales. Mr. Papiernik’s experience in the healthcare industry provides him with the qualifications and skills to serve on our Board of Directors.

Sara Toyloy. Ms. Toyloy has served as a member of our Board of Directors since March 2021. Ms. Toyloy is currently President of Fabrica Consulting LLC, which she founded in February of 2020. Prior to that Ms. Toyloy served as President, New Therapies and Chief Regulatory Officer and Executive Vice President, Regulatory, Clinical Quality of Elixir Medical Corporation from March 2008 through February 2020. Prior to this Ms. Toyloy held several executive management positions including Executive Vice President of Biosensors International from February 2005 to August 2007, and Vice President of Regulatory and Clinical Affairs at Medtronic Vascular from December 2002 through October 2004. From January 1990 through November 2002 Ms. Toyloy served in a number of positions at Guidant Corporation, ultimately as Guidant’s Director of Regulatory Affairs and Clinical Research. Ms. Toyloy holds a B.S. Degree in Biological Sciences from California State University Hayward and is a member of the Regulatory Affairs Professional Society and a permanent member of the California Community College Honor Scholarship Society. Ms. Toyloy has been a guest lecturer at the Stanford Biomedical Technology and Innovation Program and in 2019 was recognized as the Distinguished Alumna for the School of Science at California State University East Bay (formerly California State University Hayward). Ms. Toyloy’s experience in healthcare and healthcare regulation provides her with the qualifications and skills to serve on our Board of Directors.

Continuing Directors

Doug Godshall. Mr. Godshall has served as our President and Chief Executive Officer and as a member of our Board of Directors since May 2017. Previously, Mr. Godshall served as the Chief Executive Officer of HeartWare International, Inc. (“HeartWare”), a Nasdaq-listed company, from September 2006 until August 2016 and as director from October 2006 until its acquisition by Medtronic plc in August 2016. Prior to joining HeartWare, Mr. Godshall served in various executive, managerial and leadership positions at Boston Scientific Corporation (“Boston Scientific”), where he had been employed since 1990. Mr. Godshall also serves on the Board of Directors of Eyepoint Pharmaceuticals, Inc. Mr. Godshall has a B.A. in Business from Lafayette College and M.B.A from Northeastern University. Mr. Godshall’s experience in the clinical development, business execution, and regulatory strategy for medical devices and pharmaceuticals provides him with the qualifications and skills to serve on our Board of Directors.

F.T. “Jay” Watkins. Mr. Watkins has served as a member of our Board of Directors since 2013. He previously served as the Chairperson of our Board from May 2017 to January 2019. Mr. Watkins currently serves as a Managing Partner at Sonder Capital and has been a Managing Director at De Novo Ventures (“De Novo”) since 2002. Prior to joining De Novo in 2002, Mr. Watkins was a co-founder and founding Chief Executive Officer of Origin Medsystems, Inc. (“Origin”), a venture funded medical technology start-up, until its acquisition by Eli Lilly & Company (“Eli Lilly”) in 1995. When Eli Lilly spun out its medical device businesses as Guidant Corporation (“Guidant”), Mr. Watkins became a member of Guidant’s Management Committee and served as president of several divisions including the Minimally Invasive Surgery Group, the Cardiac and Vascular Surgery Group and Heart Rhythm Technologies. Mr. Watkins also co-founded Gynecare, Inc., a woman’s health care company, which was spun out, taken public and subsequently acquired by Johnson & Johnson. Mr. Watkins was also the founding president of Compass, Guidant’s corporate business development and new ventures group. where he was involved in the acquisition of two public companies and led venture investments in 14 companies. Prior to joining Origin, Mr. Watkins also held management positions in several start-ups, including Microgenics (acquired by Boehringer Manngheim) and was a consultant with McKinsey & Company. Mr. Watkins received his M.B.A. from Harvard Business School and his B.A. from Stanford University. Mr. Watkin’s experience in the healthcare industry provides him with the qualifications and skills to serve on our Board of Directors.

Frederic Moll, M.D. Dr. Moll has served as a member of our Board of Directors since 2011. Since April 2019, Dr. Moll has served as Chief Development Officer for Johnson & Johnson Medical Devices Companies. Dr. Moll

is also a co-founder, and, since September 2012, has been the Chairman and Chief Executive Officer of Auris Health, Inc. Dr. Moll previously served as member and as Chairman of the board of Restoration Robotics, Inc., from November 2002 until its merger with Venus Concept in November 2019. Dr. Moll has served in a leadership capacity of Circuit Therapeutics since 2011. From 2002 to 2010, Dr. Moll served as the Chief Executive Officer of Hansen Medical, which he also co-founded. Previously, Dr. Moll co-founded Intuitive Surgical, Inc. and from 1995 to 2002 served as its first Chief Executive Officer. Dr. Moll also co-founded Endo-Therapeutics, Inc. and Origin, which later became an operating company within Guidant Corporation following its acquisition by Eli Lilly & Company. Dr. Moll serves on the boards of directors of IntersectENT, Inc. Dr. Moll received a B.A. in economics from the University of California at Berkeley, an M.S. in management from Stanford University and an M.D. from the University of Washington. Dr. Moll’s experience in the healthcare sector and his medical background and experience provide him with the qualifications and skills to serve on our Board of Directors.

C. Raymond Larkin, Jr. Mr. Larkin has served as a member and as Chairman of our Board of Directors since January 2019. Mr. Larkin has served as a principal of Group Outcome LLC, a merchant banking firm concentrating on medical technologies, since 2000. Mr. Larkin is presently also Chairman of the Board of Align Technology Inc., where he has served as a director since March 2004 and as Chairman of the Board since February 2006. In addition, Mr. Larkin has also served as Chairman of the Board of Reva Medical Inc. since July 2017. Previously, Mr. Larkin served as a director of HeartWare International, Inc. from October 2008 and as Chairman of its Board from June 2010 until its acquisition by Medtronic, plc in August 2016. Previously, he was President and Chief Executive Officer of Nellcor Puritan Bennett, Inc., one of the world’s preeminent respiratory products companies. Mr. Larkin also served as Chief Executive Officer of Eunoe, a company focused a developing a technology to slow the progression of Alzheimer’s disease. Mr. Larkin served as a Captain in the United States Marine Corps and received his B.S. in Industrial Management from LaSalle University. Mr. Larkin’s extensive experience in analyzing, investing in and advising medical device and emerging growth companies provides him with the qualifications and skills to serve on our Board of Directors.

Laura Francis. Ms. Francis has served as a member of our Board of Directors since January 2019. Since April of 2021, Ms. Francis has been Chief Executive Officer of SI-BONE, Inc. (Nasdaq: SIBN), an orthopedic device company. Ms. Francis previously served as SI-BONE’s Chief Operating Officer from July 2019 to April 2021, and as SI-BONE’s Chief Financial Officer from May 2015 to April 2021. Prior to joining SI-BONE, she was the Chief Financial Officer for Auxogyn, Inc., a women’s health company, from December 2012 to September 2014. From September 2004 to December 2012, Ms. Francis served as Vice President of Finance, Chief Financial Officer and Treasurer for Promega Corporation, a life science reagent company. From March 2002 to September 2004, she served as the Chief Financial Officer of Bruker BioSciences Corporation, a public life science instrumentation company. From May 2001 to March 2002, Ms. Francis served as Chief Operating Officer and Chief Financial Officer of Nutra-Park Inc., an agricultural biotechnology company. From April 1999 to May 2001, Ms. Francis was Chief Financial Officer of Hypercosm, Inc., a software company. From October 1995 to April 1999, she was an engagement manager with McKinsey & Company. Early in her career, Ms. Francis was an audit manager with Coopers & Lybrand, an accounting firm. Ms. Francis received a B.B.A. from the University of Wisconsin and an M.B.A. from Stanford University. She is a Certified Public Accountant (inactive) in the State of California. Ms. Francis’s extensive experience as an executive officer of a number of public and private medical device and life science growth companies provides her with the qualifications and skills to serve on our Board of Directors.

Maria Sainz. Maria Sainz was appointed President & CEO of AEGEA Medical, Inc. in May 2018 and served in such capacity through February 2021 following the acquisition of AEGEA Medical by The Cooper Companies Inc. She has over 25 years’ experience in commercial and leadership positions in the medtech industry. Ms. Sainz has served as the President & CEO of Cardiokinetix, a medical device company pioneering a catheter-based treatment for heart failure. Prior to that, Maria was the President & CEO of Concentric Medical, Inc., a developer of minimally invasive products for the treatment of acute ischemic stroke, which was acquired in 2011 by Stryker Corporation. Ms. Sainz began her medtech career at Guidant Corporation where she held positions of increasing responsibility in Europe and the US. At the time of the acquisition of Guidant by Boston Scientific, she served as President of the Cardiac Surgery division of Guidant Corporation. Ms. Sainz has been intimately involved in several major medtech product launches such as coronary stents or cardiac resynchronization therapy devices. Ms. Sainz also serves as a Director of Avanos Medical, Inc., Orthofix Medical Inc. and other private medical company boards. She received a M.A in Languages from the University Complutense in Madrid, Spain and a Masters in International Management from the American Graduate School of International Management. Ms. Sainz’s international and healthcare industry experience provides her with the qualifications and skills to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of the Board and our Code of Business Conduct and Ethics, described below, can be found in the Corporate Governance section of the Investors section of our website at www.shockwavemedical.com. Alternatively, you can request a copy of any of these documents free of charge by writing to: Hajime Tada, General Counsel & Secretary, c/o Shockwave Medical, Inc., 5403 Betsy Ross Drive, Santa Clara, CA 95054. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

BOARD COMPOSITION

Our Board of Directors currently consists of nine members. In accordance with our Restated Certificate of Incorporation and our Amended and Restated Bylaws, our directors are divided into three classes serving staggered three-year terms. At each annual meeting of stockholders, our directors will be elected to succeed the class of directors whose terms have expired. Our current directors are divided among the three classes as follows:

•	Class I directors consist of C. Raymond Larkin, Jr., Laura Francis, and Maria Sainz whose terms expire at the 2023 annual meeting of stockholders;

•	Class II directors consist of Antoine Papiernik, Colin Cahill and Sara Toyloy, whose terms expire at the 2021 annual meeting of stockholders; and

•	Class III directors consist of Doug Godshall, F.T. “Jay” Watkins, and Frederic Moll, whose terms expire at the 2022 annual meeting of stockholders.

Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective terms. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal. Colin Cahill is not standing for re-election to our Board of Directors at our 2021 annual meeting of stockholders. Following the expiration of Mr. Cahill’s term at our 2021 annual meeting of stockholders, our Board of Directors will be reduced to eight members.

BOARD DIVERSITY

The Board is committed to having diverse (inclusive of gender and race) individuals from different backgrounds with varying perspectives, professional experience, education, and skills serving as members of the Board. The Board believes that a diverse membership with a variety of perspectives and experiences is an important feature of a well-functioning board, and the composition of the Board reflects this commitment. Among our nine Board members (eight following the expiration of Mr. Cahill’s term), three self-identify as women and two self-identify as people of color (meaning an individual who self-identifies as Black or African American, Hispanic or Latino, Asian, Native Hawaiian or Other Pacific Islander or American Indian or Alaska Native).

INDEPENDENCE OF THE BOARD OF DIRECTORS

The Board has affirmatively determined that all of the nominees and continuing directors, other than Mr. Godshall, are independent directors within the meaning of the applicable Nasdaq listing standards and relevant securities and other laws, rules and regulations regarding the definition of “independent” (the “Independent Directors”). In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions”. There are no family relationships between any director and any of our executive officers.

BOARD LEADERSHIP STRUCTURE

While the Board currently has an independent Chairperson of the Board (“Chair”), the Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chair and Chief Executive Officer in any manner that it determines to be in the best interests of the Company at any point in time.

The Board reviews its leadership structure periodically as part of its annual self-assessment process. In addition, the Board continues to monitor developments in corporate governance as well as the approaches our peers undertake. The Board believes that the current Board leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing the Board and management to benefit from Mr. Godshall’s demonstrated senior leadership skills, expertise from years of experience in the medical device industry, and his experience and familiarity with our business as President and Chief Executive Officer. Our Independent Directors bring experience, oversight and expertise from outside of Shockwave, while Mr. Godshall brings Shockwave-specific experience and expertise.

Our Corporate Governance Guidelines note that all directors are elected by the stockholders and all have an equal voice. The Chair and the Chief Executive Officer are free, as is the Board as a whole, to call upon any one or more directors to provide leadership in a given situation should a special need arise.

The Board, including each of its committees, also has complete and open access to any member of Shockwave’s management and the authority to retain independent advisors as the Board or such committee deems appropriate. In addition, all members of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are Independent Directors, and the committee chairs have authority to hold executive sessions without management and non-Independent Directors present.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of Shockwave’s risk management process. The Board believes that its current leadership structure facilitates its risk oversight responsibilities. In particular, the Board believes the majority-independent Board, independent Chair and independent Board committees provide a well-functioning and effective balance to an experienced Chief Executive Officer. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. For example, the Board acts as the ultimate decision-making body of Shockwave and advises and oversees management, who are responsible for the day-to-day operations and management of Shockwave. The Audit Committee monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and policies. The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Company’s Chief Executive Officer, Chief Financial Officer and General Counsel coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. During the fiscal year ended December 31, 2020, the Board held ten meetings. Each Board member attended 75% or more of the aggregate meetings of the Board and of the committees on which they served held during the period for which they were a director or committee member. The Company’s directors are encouraged to attend our annual meetings of stockholders, but we do not currently have a policy relating to director attendance.

Our Independent Directors meet from time to time in executive session. The Board and each of our standing independent committees typically holds an executive session of non-management directors (all of whom are Independent Directors) as a part of every regularly scheduled quarterly meeting.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has a number of committees that perform certain functions for the Board. The current committees of the Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq listing standards and relevant securities and other laws, rules and regulations regarding “independence” and that each member is free of any relationship that would impair such committee member’s individual exercise of independent judgment with regard to Shockwave.

Audit Committee

The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58) of the Exchange Act. The Audit Committee was established by the Board to assist the Board in its oversight of the integrity of our financial statements and internal controls, the design, implementation and performance of our internal audit function, and our compliance with legal and regulatory requirements. In addition, the Audit Committee assists the Board in its oversight of the qualification, independence and performance of our independent registered public accounting firm and recommends to the Board the appointment of our independent registered public accounting firm.

The members of our Audit Committee are Laura Francis, Colin Cahill, Sara Toyloy, and F.T. “Jay” Watkins. Mr. Cahill is not standing for re-election and will be departing the Board and the Audit Committee as of June 25, 2021. Ms. Francis is the chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations, including independence requirements specific to members of the audit committee of the board of directors of a listed company. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Laura Francis is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. In making that determination, the Board relied on the past business experience of Ms. Francis. Please see the description of the business experience for Ms. Francis under the heading “Nominees for Director and Continuing Directors”. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors. Our Audit Committee is directly responsible for, among other things:

•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns, including regarding questionable accounting or audit matters;

•	reviewing and recommending our code of conduct and reviewing proposed waivers of the code of conduct for directors and executive officers;

•	considering the adequacy of our internal controls;

•	reviewing material related party transactions or those that require disclosure; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Our Audit Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq. In 2020, the Audit Committee met six times. The Audit Committee charter can be found in the Corporate Governance section of the Investors section of our website at www.shockwavemedical.com. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The Audit Committee charter grants the Audit Committee authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties.

As required by its charter, the Audit Committee conducts a self-evaluation at least annually. The Audit Committee also reviews and assesses the adequacy of its charter at least annually, and recommends any proposed changes to the Board for its consideration.

The Board annually reviews the Nasdaq listing standards’ definition of independence for Audit Committee members and has determined that all members of our Audit Committee are “independent” and “financially literate” under Nasdaq listing standards and that members of the Audit Committee received no compensation from the Company other than for service as a director.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In this context, during fiscal year 2020, the Audit Committee met and held discussions with management and EY, the Company’s independent registered public accounting firm. Management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended December 31, 2020, were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company and with EY. In addition, the Audit Committee has discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees (AS 1301), and the Securities and Exchange Commission (the “SEC”). The Audit Committee has received from EY the written disclosures regarding the auditor’s independence required by applicable requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with EY the independence of EY from the Company and its management. The Audit Committee has also concluded that the provision of the non-audit services to the Company in fiscal year 2020 was compatible with EY’s independence. Based on the foregoing, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC. The Audit Committee and the Board have also recommended the selection of EY as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing of Shockwave under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Respectfully submitted on April 29, 2021 by the members of the Audit Committee of the Board of Directors:

Laura Francis, Chair

Colin Cahill

F.T. “Jay” Watkins1

Compensation Committee

The members of our Compensation Committee are Antoine Papiernik, Laura Francis and Maria Sainz. Ms. Sainz is the Chairperson of our Compensation Committee. Each member of this committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations, including independence requirements specific to members of the compensation committee of the board of directors of a listed company. Our Compensation Committee is responsible for, among other things:

•	reviewing and approving, or recommending that our Board of Directors approve, the compensation of our executive officers;

•	reviewing and recommending to our Board of Directors the compensation of our directors;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity plans; and

•	reviewing our overall compensation philosophy.

Our Compensation Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of the Nasdaq. During 2020, the Compensation Committee met seven times. The Compensation Committee charter can be found in the Corporate Governance section of the Investors section of our website at www.shockwavemedical.com. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The Compensation Committee charter grants the Compensation Committee sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser, including the authority to approve the consultant’s reasonable compensation. The Compensation Committee may select such advisers, or receive advice from any other adviser, only after taking into consideration all factors relevant to that person’s independence from management, including those independence factors enumerated by Nasdaq rules.

Under the Compensation Committee charter, the Compensation Committee may, in its discretion, delegate its duties to a subcommittee or to the Chair of the Compensation Committee.

As required by its charter, the Compensation Committee conducts a self-evaluation at least annually. The Compensation Committee also annually reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for its consideration.

Compensation Committee Processes and Procedures

The implementation of our compensation philosophy is carried out under the supervision of the Compensation Committee. The Compensation Committee charter requires that the Compensation Committee meet as often as it determines is appropriate to carry out its responsibilities under the charter. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with other Compensation Committee members, management and the Compensation Committee’s independent advisors. The Compensation

[1]	Ms. Toyloy was appointed to the Board and the Audit Committee in March of 2021 and is therefore not signing the report of the Audit Committee.

Committee also meets regularly in executive session. However, our President and Chief Executive Officer, our Chief Financial Officer and our General Counsel, in addition to the Compensation Committee’s independent advisors, may attend portions of the Compensation Committee meetings for the purpose of providing analysis and information to assist management with their recommendations on various compensation matters. Management does not participate in the executive sessions of the Compensation Committee.

In 2020, the Compensation Committee engaged Compensia, Inc. (“Compensia”) as an independent adviser to the Compensation Committee. That year, Compensia conducted analysis and provided advice on, among other things, the appropriate cash and equity compensation for our executive officers, including our Chief Executive Officer and Chief Financial Officer. Compensia reported directly to the Compensation Committee, which retained sole authority to direct the work of and engage Compensia. As part of its analysis, Compensia collected and analyzed compensation information from a peer group of comparable public companies and reported to the Compensation Committee, which is described in more detail below in the section titled “Peer Group”. The Compensation Committee considered this report when making its determinations regarding executive compensation in 2020, as detailed below in the section titled “Executive Compensation”.

In April of 2020, the Compensation Committee, taking into account the various factors prescribed by Nasdaq regarding the independence of compensation consultants, confirmed the independence of Compensia as a compensation adviser.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is generally responsible for identifying qualified Board candidates, recommending director nominees and appointments to Board committees, evaluating Board performance, overseeing director compensation and overseeing the Company’s Corporate Governance Guidelines. The members of our Nominating and Corporate Governance Committee are C. Raymond Larkin, Jr., Frederic Moll, M.D., Colin Cahill and Maria Sainz. Mr. Cahill will be departing the Board and the Nominating and Corporate Governance Committee as of June 25, 2021. Mr. Larkin is the Chairperson of the Nominating and Corporate Governance Committee. Mr. Larkin, Mr. Moll, Mr. Cahill, and Ms. Sainz all meet the requirements for independence under the current Nasdaq listing standards. Our Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our Board of Directors;

•	reviewing and recommending our corporate governance guidelines and policies;

•	reviewing proposed waivers of the corporate governance guidelines for directors and executive officers;

•	overseeing the process of evaluating the performance of our Board of Directors; and

•	assisting our Board of Directors on corporate governance matters.

During 2020, the Nominating and Corporate Governance Committee met four times. Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of Nasdaq. A detailed discussion of the Nominating and Corporate Governance Committee’s procedures for recommending candidates for election as a director appears below under the caption Procedures of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee charter can be found in the Governance section of the Investors section of our website at www.shockwavemedical.com. The Nominating and Corporate Governance Committee charter complies with the guidelines established by Nasdaq. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. The charter of the Nominating and Corporate Governance Committee grants the Nominating and Corporate Governance Committee authority to retain and terminate any advisers, including search firms to identify director candidates, compensation consultants as to director compensation and legal counsel, including sole authority to approve all such advisers’ fees and other retention terms.

As required by its charter, the Nominating and Corporate Governance Committee leads our Board in a self-evaluation at least annually. The Nominating and Corporate Governance Committee also periodically reviews and assesses the adequacy of its charter and recommends any proposed changes to the Board for approval.

Procedures of the Nominating and Corporate Governance Committee

In connection with nominating directors for election at the Annual Meeting and periodically throughout the year, the Nominating and Corporate Governance Committee considers the composition of the Board and each committee of the Board to evaluate its effectiveness and whether changes should be considered to either the Board or any of the committees. In support of this process, the Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of the Board in its oversight of our Company. The Board considers the following factors and qualifications, without limitation:

•	the appropriate size and the diversity of the Board;

•	the needs of the Board with respect to the particular talents and experience of its directors;

•

the knowledge, skills and experience of nominees, including experience in the industry in which the Company operates, business, finance, management or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with domestic and international business matters;

•	familiarity and experience with legal and regulatory requirements; and

•	experience with accounting rules and practices.

Pursuant to the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee periodically reviews the composition of the Board in light of current challenges and needs of the Board and the Company, and determines whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, skills, background and experience. Although the Nominating and Corporate Governance Committee does not have a formal policy regarding diversity on the Board, the Nominating and Corporate Governance Committee is sensitive to the importance of nominating persons with different perspectives and experience to enhance the deliberation and decision-making processes of the Board. Among our nine Board members (eight following the expiration of Mr. Cahill’s term), three self-identify as women and two self-identify as people of color (meaning an individual who self-identifies as Black or African American, Hispanic or Latino, Asian, Native Hawaiian or Other Pacific Islander or American Indian or Alaska Native).

The Nominating and Corporate Governance Committee also considers applicable laws and regulations, such as recently enacted legislation in California which requires exchange-listed companies headquartered in California (a) having a board with six or more members to have a minimum of three women directors by December 31, 2021 and (b) to have a minimum of one director from an underrepresented community by December 31, 2021 and boards with more than four but fewer than nine members to have a minimum of two directors from underrepresented communities by December 31, 2022. We are currently compliant with the California requirements.

Once the Nominating and Corporate Governance Committee and the Board determine that it is appropriate to add a new director, either as a replacement or as a new position, the Nominating and Corporate Governance Committee uses a flexible set of procedures in selecting individual director candidates. This flexibility allows the Nominating and Corporate Governance Committee to adjust the process to best satisfy the objectives it is attempting to accomplish in any director search. The first step in the general process is to identify the type of candidate the Nominating and Corporate Governance Committee may desire for a particular opening, including establishing the specific target skill areas, experiences and backgrounds that are to be the focus of a director search. The Nominating and Corporate Governance Committee may consider candidates recommended by management, by members of the Nominating and Corporate Governance Committee, by the Board, by stockholders or by a third party it may engage to conduct a search for possible candidates. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate.

In order for a stockholder to have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder should submit a written recommendation that includes (A) as to each person whom the stockholder proposes to nominate for election or reelection as director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (2) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than Shockwave including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director of Shockwave, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made: (1) the name and address of such stockholder (as they appear on Shockwave’s books) and any such beneficial owner; (2) for each class or series, if any, the number of shares of capital stock of Shockwave that are held of record or are beneficially owned by such stockholder and by any such beneficial owner; (3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business; (4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to Shockwave’s securities; (5) a representation that the stockholder is a holder of record of stock of Shockwave entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; (6) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of Shockwave’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination; (7) any other information relating to such stockholder, beneficial owner, if any, or director nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and (8) such other information relating to any proposed item of business as Shockwave may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action. Stockholder recommendations should be addressed to the Nominating and Corporate Governance Committee in care of our Secretary at 5403 Betsy Ross Drive, Santa Clara, CA 95054.

Once candidates are identified, the Nominating and Corporate Governance Committee conducts an evaluation of qualified candidates. The evaluation generally includes interviews and background and reference checks. There is no difference in the evaluation process of a candidate recommended by a stockholder as compared to the evaluation process of a candidate identified by any of the other means described above. In identifying and evaluating potential nominees to serve as directors, the Nominating and Corporate Governance Committee will examine each nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate.

If the Nominating and Corporate Governance Committee determines that a candidate should be nominated as a candidate for election to the Board, the candidate’s nomination is then recommended to the Board, and the directors may in turn conduct their own review to the extent they deem appropriate. When the Board has agreed upon a candidate, such candidate is recommended to the stockholders for election at an annual meeting of stockholders or appointed as a director by a vote of the Board as appropriate.

Both of the current Class II directors have been recommended by the Nominating and Corporate Governance Committee to the Board for reelection as our directors at the Annual Meeting, and the Board has approved such recommendations.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with our stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time.

The Board has adopted a process for stockholders and others to send communications to the Board or any director. All such communications should be sent by mail addressed to the Board or any particular director at 5403 Betsy Ross Drive, Santa Clara, CA 95054, c/o Hajime Tada, General Counsel & Secretary. All communications received by Mr. Tada will be sent directly to the Board or any particular director.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of business conduct and ethics is available in the Corporate Governance section of the Investors section of our website at www.shockwavemedical.com. Information on or accessible through our website is not incorporated by reference in this Proxy Statement. We intend to disclose future amendments to our code of business conduct and ethics, or any waivers of such code, on our website or in public filings.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

The Board has approved an anti-hedging policy for our directors and employees. Under this policy, all of our directors and employees are prohibited from engaging in short-sales, transactions in put or call options, hedging transactions or other inherently speculative transactions in Shockwave stock or pledging Shockwave stock in any circumstance, including by purchasing Shockwave stock on margin or holding Shockwave stock in a margin account.

POLICY FOR RECOUPMENT OF INCENTIVE COMPENSATION

In 2020 we adopted a Policy for Recoupment of Incentive Compensation that applies to our NEOs. The Policy provides for the forfeiture or repayment of certain types of incentive compensation by our NEO’s in connection with specified types of misconduct, including misconduct that results in a financial statement restatement.

STOCK OWNERSHIP POLICY

In 2020 we adopted a Stock Ownership Policy that applies to our directors and named executive officers (“NEO”s). The Stock Ownership Policy requires: (i) our CEO to hold shares of our common stock valued at three times our CEO’s annual base salary; (ii) other NEO’s to hold common stock valued at one times such NEO’s base salary; and (iii) each director to hold common stock valued at one times such director’s base annual retainer.

DIRECTOR COMPENSATION

Our directors play a critical role in guiding our strategic direction and overseeing the management of Shockwave. The many responsibilities and risks and the substantial time commitment of being a director require that we provide adequate compensation commensurate with our directors’ workload and opportunity costs. Independent Directors receive a combination of annual cash retainers and annual grants of options or restricted stock units.

We maintain a Non-Employee Director Compensation Plan (the “Director Plan”) for our Independent Directors pursuant to which they receive cash payments and may be granted equity in the form of options or restricted stock units.

On September 30, 2020, the Compensation Committee adopted our amended and restated non-employee director compensation plan. The Director Plan, as amended, updated the cash compensation payable to our non-employee directors pursuant to the following table:

Position	Annual Cash Retainer under Director Plan prior to September 30, 2020	Annual Cash Retainer under Director Plan after September 30, 2020
Board Member	$35,000	$40,000
Non-Executive Chair	$40,000	$45,000
Committee Chair
Audit	$16,000	$20,000
Compensation	$12,000	$15,000
Nominating and Corporate Governance	$8,000	$10,000
Committee Member
Audit	$8,000	$10,000
Compensation	$6,000	$7,500
Nominating and Corporate Governance	$4,000	$5,000

In addition, the Director Plan provides for initial equity awards upon appointment of an Independent Director to our Board of Directors, and annual grants to each Independent Director continuing in service as of the date of our annual meeting of stockholders. Prior to September 30, 2020, the Director Plan provided for initial grants with an aggregate grant date fair value of $150,000 for each new director appointed to the Board, and no annual equity awards to directors. On and after September 30, 2020, the Director Plan: (a) specified that all equity grants to Independent Directors will be in the form of restricted stock units (“RSUs”); (b) increased the grant date fair value of the initial equity grant provided to new directors from $150,000 to $180,000; and (c) provided for an annual equity grant for each Independent Director continuing in service as of the date of our annual meeting of stockholders, with a grant date fair value of $120,000.

Our one employee director, Mr. Godshall, our President and Chief Executive Officer, does not receive additional compensation for his services as a director. For more information on Mr. Godshall’s compensation as an officer, see the section titled “Executive Compensation”.

The following table lists actual compensation paid to each of our directors during 2020 other than Mr. Godshall.

Director Compensation in 2020

Name	Fees Earned or Paid in Cash ($)	RSU Awards ($)(2)(3)	Option Awards ($)	All Other Compensation ($)	Total ($)
Ray Larkin(1)	99,129	119,978	—	—	219,107
Colin Cahill(1)	52,998	119,978	—	—	172,976
Laura Francis(1)	64,875	119,978	—	—	184,853
Frederic Moll, M.D.(1)	43,500	119,978	—	—	163,478
Antoine Papiernik(1)(4)	52,999	119,978	—	—	172,977
F.T. “Jay” Watkins(1)	48,252	119,978	—	—	168,230
Maria Sainz(5)	23,750	179,967	—	—	203,717
Sara Toyloy(6)	—	—	—	—	—

(1)

As of December 31, 2020, the following directors held the following stock options granted in prior years: Mr. Larkin – options to purchase 28,688 shares of our common stock; Ms. Francis – options to purchase 24,590 shares of our common stock; and each of Messrs. Cahill, Moll, Papiernik and Watkins – options to purchase 17,381 shares of our common stock. Each of these options vest over three years with a one-year cliff and monthly vesting thereafter. Mr. Cahill assigned beneficial ownership in the stock options granted to him to his former employer Venrock, while he was employed by Venrock.

(2)

Amounts shown in this column do not reflect dollar amounts that may actually be received by our directors. Instead, these amounts reflect the aggregate grant date fair value of restricted stock units granted in 2020, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2020. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)

Each of the RSU awards other than for Ms. Sainz was the annual director grant and vests on the one-year anniversary of the date of grant. The RSU grant referred to in the table for Ms. Sainz is her initial grant and vests in three equal tranches over three years.

(4)

The figure in the Fees Earned or Paid in Cash column was paid to Sofinnova Partners SAS, Mr. Papiernik’s employer. In addition, Mr. Papiernik has assigned beneficial ownership of the stock awards granted to him to his employer.

(5)	Ms. Sainz was appointed to the Board in July of 2020.
(6)	Ms. Toyloy was not a director during 2020.

Benefit Plans for Directors

Our directors are entitled to participate in our equity incentive plans, described below. We may continue to include equity awards in our compensation policy for Independent Directors in the future, or provide awards to our Independent Directors outside of this policy.

PROPOSAL NO. 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR SHOCKWAVE

On February 24, 2021, the Audit Committee selected and approved of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. EY has served as our independent registered public accounting firm since 2016. Representatives of EY plan to attend the Annual Meeting and will be available to answer appropriate questions from stockholders. They will have the opportunity to make a statement if they desire to do so.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of EY as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of EY to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether to retain EY. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its stockholders.

Independent Registered Public Accounting Firm

The following is a summary of the fees and services provided by EY to the Company for fiscal years 2020 and 2019:

	Fiscal Year Ended December 31,
Description of Services Provided by EY	2019	2020
Audit Fees(1)	$1,249,176	$1,524,002
Tax Fees(2)	—	224,536
Audit Related Fees	—	—
All Other Fees	960	1,300
TOTAL	$1,250,136	$1,749,838

(1)

Audit fees for EY for 2020 and 2019 were for professional services rendered for the audits of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by EY in connection with statutory and regulatory filings or engagements. Fees for the year ended December 31, 2019, included $480,400 billed in connection with the filing of our Registration Statements on Form S-1 in connection with our initial public offering in March 2019 and common stock offering in November 2019. Fees for the year ended December 31, 2020, included $83,700 billed in connection with our common stock offering in June 2020.

(2)	Tax Fees for EY pertain to tax compliance and consulting services.

The Audit Committee or delegate thereof pre-approves the scope of the audit, audit-related and tax services provided by our independent registered public accounting firm, as well as all associated fees and terms, pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance, and independence, and presents its conclusions to the full Board on at least an annual basis.

All of the services provided by EY since our initial public offering in March 2019, and fees for such services, were pre-approved by the Audit Committee in accordance with these standards.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3: ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Background and Purpose of Proposal

Our Board of Directors is committed to excellence in governance. In Proposal 4 our shareholders are being given the opportunity to vote on the frequency at which our shareholders may make a non-binding advisory vote on executive compensation. In addition, we are providing our shareholders the opportunity this year to make a non-binding advisory vote on our executive compensation.

The Company utilizes a “pay-for-performance” philosophy as the foundation for all decisions regarding compensation of the Company’s Named Executive Officers (“NEOs”). In designing the compensation program for the Company’s NEOs, we start by evaluating our business objectives and take into account the complexity of our businesses in tailoring our compensation program toward furthering these objectives. We implement corporate governance best practices into our executive compensation programs, along with high standards of risk management, in order to protect the interests of our shareholders.

Our executive compensation philosophy and program, approved by our Compensation Committee, have been central to the Company’s objective to attract, retain and motivate individuals who can assist in our efforts to achieve superior shareholder returns. The Compensation Committee is engaged in reevaluating our compensation philosophy and the Company’s compensation programs and practices. Please refer to “Compensation Discussion and Analysis” below for a more detailed explanation of the compensation of the Company’s NEOs.

Pursuant to Schedule 14A of the Exchange Act, we are asking for shareholder approval, in the form of an advisory resolution, of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules, which includes the disclosure under “Compensation Discussion and Analysis” below, the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation policies and practices described in this Proxy Statement. This advisory vote gives you, as a shareholder, the opportunity to endorse or not endorse the compensation of our NEOs through the following resolution:

“RESOLVED, that the shareholders approve, in the form of an advisory resolution, the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis section and compensation tables, as well as the other narrative executive compensation disclosures, contained in this Proxy Statement.”

While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on Shockwave, the Compensation Committee, or the Board of Directors. The Board and the Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 3.

PROPOSAL NO. 4: FREQUENCY OF ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Background and Purpose of Proposal

The Dodd-Frank Act and Section 14A of the Exchange Act enable the Company’s shareholders to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company’s NEOs as disclosed in the Company’s proxy statements (commonly known as the “Say-on-Frequency” vote). Accordingly, the Company is asking shareholders to indicate whether they would prefer an advisory vote every year, every other year, or every three years. For the reasons described below, the Board recommends that the shareholders select a frequency of one year.

After careful consideration of the frequency alternatives, the Board of Directors has determined that an annual advisory vote on executive compensation is the best approach for us. In formulating its recommendation, the Board considered that an annual advisory vote on executive compensation will allow shareholders to provide direct and timely input on our compensation philosophy, policies and practices. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, its shareholders on executive compensation and corporate governance matters.

We will continue to monitor the developments in executive compensation practices and to evaluate the appropriateness and effectiveness of seeking a Say-on-Frequency vote of every year, and we may change our recommendation on the desired frequency in the future.

While the Board believes that its recommendation is appropriate at this time, the shareholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory (non-binding) basis, as to whether the non-binding advisory vote on the approval of our NEO compensation practices should be held every year, every other year, or every three years. The option among those choices that receives the votes of the holders of a plurality of shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be deemed to be the frequency preferred by the shareholders.

Accordingly, the Board is asking shareholders to indicate their preferred voting frequency on the compensation of our NEOs by voting for once every one, two or three years or abstaining from voting in response to the resolution below:

“RESOLVED, that the shareholders of the Company advise, by their vote on this resolution, whether the advisory vote with respect to the compensation of the Company’s NEOs, as set forth in the Company’s Proxy Statement, should take place every year, every two years or every three years.”

The Board and the Compensation Committee value the opinions of the shareholders in this matter, and the Board intends to seek advisory approval of the compensation of our NEOs in the future at the same frequency as the alternative that receives the most shareholder support, even if that alternative does not receive the support of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “EVERY YEAR” FOR

PROPOSAL NO. 4.

OTHER INFORMATION RELATED TO SHOCKWAVE, THE DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of December 31, 2020 by:

•	each person whom we know to own beneficially more than 5% of our common stock;

•	each of our directors and NEOs individually; and

•	all of our directors and executive officers as a group.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options and restricted stock units that are exercisable within 60 days of December 31, 2020. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person. The percentage ownership of our common stock in the “Shares Beneficially Owned” column in the table is based on 34,684,337 shares of our common stock issued and outstanding as of December 31, 2020.

Unless otherwise indicated, the mailing address of each of the stockholders below is c/o Shockwave Medical, Inc., 5403 Betsy Ross Drive, Santa Clara, CA 95054. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Greater than 5% Stockholders
Entities affiliated with Fidelity Management & Research Company or its affiliates(1)	5,138,948	14.8%
Certain funds and accounts advised by T. Rowe Price Associates, Inc.(2)	2,480,772	7.2%
Black Rock, Inc.(3)	2,397,680	6.9%
Gilder, Gagnon, Howe & Co. LLC(4)	1,862,229	5.4%
Entities affiliated The Vanguard Group, Inc.(5)	2,792,889	8.1%
JPMorgan Chase & Co.(6)	1,749,324	5.0%

Directors and Named Executive Officers
Doug Godshall(7)	653,232	1.6%
Dan Puckett(8)	33,590	*
Isaac Zacharias(9)	105,895	*
C. Raymond Larkin, Jr.(10)	20,719	*
Colin Cahill	—	—
Laura Francis(11)	17,759	*
Frederic Moll, M.D.(12)	392,326	1.1%
Antoine Papiernik(13)	1,143,044	3.3%
Jay Watkins(14)	235,357	*
Maria Sainz	—	—
Sara Toyloy(15)	—	—
All current executive officers and directors as a group (11 persons)(16)	2,601,922	7.3%

*	Represents less than 1% of Shockwave’s outstanding common stock.
(1)

Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 5, 2021, reporting beneficial ownership as of December 31, 2020 by FMR LLC, a Delaware limited liability company, and Abigail P. Johnson (in her capacity as director, chairman and chief executive officer of FMR LLC). FMR LLC is a parent holding company FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC, and Strategic Advisers LLC, which are the beneficial owners of the shares. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(2)

Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 16, 2021, reporting beneficial ownership as of December 31, 2020 by T. Rowe Price Associates, Inc. The address of T. Rowe Price Associates Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(3)

Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 2, 2021, reporting beneficial ownership as of December 31, 2020 by Blackrock, Inc. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)

Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 16, 2021, reporting beneficial ownership as of December 31, 2020 by Gilder, Gagnon, Howe & Co. LLC, a New York limited liability company. The address of Gilder, Gagnon, Howe & Co. LLC is 475 10th Avenue, New York, NY 10018.

(5)

Number of shares based solely on information reported on Schedule 13G filed with the SEC on February 8, 2021, reporting beneficial ownership as of December 31, 2020 by The Vanguard Group, Inc., a Pennsylvania corporation. The Vanguard Group, Inc. is a parent company of Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., and Vanguard Investments Hong Kong Limited which are the beneficial owners of the shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(6)

Number of shares based solely on information reported on Schedule 13G filed with the SEC on January 15, 2021 reporting beneficial ownership as of December 31, 2020 by JPMorgan Chase & Co., a Delaware corporation. The address of JPMorgan Chase & Co. is 383 Madison Avenue, New York, NY 10179.

(7)	Consists of (a) 2,159 shares and (b) 651,073 shares issuable pursuant to options that became exercisable, and RSUs that vested, within 60 days of December 31, 2020.
(8)	Consists of (a) 1,308 shares and (b) 32,282 shares issuable pursuant to options that became exercisable, and RSUs that vested, within 60 days of December 31, 2020.
(9)	Consists of (a) 25,617 shares and (b) 80,278 shares issuable pursuant to options that became exercisable, and RSUs that vested, within 60 days of December 31, 2020.
(10)	Consists of 20,719 shares issuable pursuant to options that became exercisable, and RSUs that vested, within 60 days of December 31, 2020.
(11)	Consists of 17,759 shares issuable pursuant to options that became exercisable, and RSUs that vested, within 60 days of December 31, 2020.
(12)	Consists of (a) 275,878 shares and (b) 116, shares issuable pursuant to options that became exercisable, and RSUs that vested, within 60 days of December 31, 2020.
(13)

Consists of (a) 1,137,251 shares held by Sofinnova Capital VII FCPR, and (b) 5,793 shares held directly by Mr. Papiernik (which he has assigned to his employer) issuable pursuant to options that are exercisable within 60 days of December 31, 2020 (of which all would be vested). Sofinnova Partners SAS, a French corporation and the management company of Sofinnova Capital VII FCPR may be deemed to have sole voting and dispositive power over the shares held by Sofinnova Capital VII FCPR. The managing partners of Sofinnova Partners SAS, Denis Lucquin, Antoine Papiernik (a member of our Board of Directors) and Monique Saulnier, may be deemed to have shared voting and dispositive power with respect to such shares. The address of Sofinnova Capital VII FCPR is Sofinnova Partners, Immeuble le Centorial, 16-18 Rue du Quatre-Septembre, 75002 Paris, France.

(14)	Consists of (a) 96,251 shares and (b) 134,405 shares issuable pursuant to options that became exercisable, and RSUs that vested, within 60 days of December 31, 2020.
(15)	Ms. Toyloy was appointed to the Board in March of 2021.
(16)	Consists of (a) 1,538,464 shares and (b) 1,063,458 shares issuable pursuant to options that became exercisable, and RSUs that vested, within 60 days of December 31, 2020.

Information about our Executive Officers

The following table sets forth certain information concerning our executive officers as of the date of this Proxy Statement:

Name	Age	Position
Doug Godshall	56	President, Chief Executive Officer & Director
Dan Puckett	57	Chief Financial Officer
Isaac Zacharias	46	Chief Commercial Officer

There are no family relationships between any of our directors and any of our executive officers.

Mr. Godshall’s biography can be found on page 13 of this Proxy Statement with the biographies of the other members of the Board. Biographies for our other NEOs are below.

Dan Puckett. Mr. Puckett has served as our Chief Financial Officer since April 2016. Prior to joining Shockwave Medical, from June 2015 to April 2016, Mr. Puckett served as Chief Financial Officer for Counsyl, a venture backed DNA testing and genetic counseling company. From 2011 to June 2015, Mr. Puckett served as Chief Financial Officer for Ariosa Diagnostics, Inc. (“Ariosa”), a molecular diagnostics company, until June 2015. Ariosa was acquired by Roche in January 2015. Mr. Puckett came to Ariosa from Forest Laboratories, Inc. in September 2011, where he served as Executive Director, Operations of Cerexa, Inc., a Forest Laboratories, Inc. subsidiary. Prior to Cerexa, Inc., Mr. Puckett held senior finance and operations positions at Affymetrix, Inc. and AOL. Mr. Puckett holds an M.B.A. from the University of San Francisco and a B.A. in Accounting from Washington State University.

Isaac Zacharias. Mr. Zacharias has served as our Chief Commercial Officer since November 2018. Previously, Mr. Zacharias served as our General Manager of Structural Heart and Vice President of International Sales from March 2018 to November 2018. Prior to joining Shockwave Medical, Mr. Zacharias served as the Vice President, General Manager for the PCI Guidance business at Boston Scientific from July 2011 to March 2018. Prior to that, Mr. Zacharias also served as the Vice President, New Business Development for Boston Scientific where he negotiated investments and acquisitions for the Cardiology, Rhythm Management and Vascular business units. Mr. Zacharias began his career as an R&D engineer and has held a variety of clinical and marketing roles. Mr. Zacharias holds B.S. and M.S. degrees in Mechanical Engineering from the University of California, Davis.

Legal Proceedings

There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and reports of changes in the ownership with the SEC.

To the best of our knowledge and based solely on a review of the copies of such reports filed with the SEC, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with on a timely basis except that, due to a clerical oversight, two Form 4s were filed late with respect to one transaction each for Mr. Papiernik and one Form 4 was filed late with respect to one transaction for Sofinnova Capital VII.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) provides information about our compensation program for the following individuals, who constituted our executive officers for the year ended December 31, 2020:

•	Doug Godshall, our President and Chief Executive Officer;

•	Dan Puckett, our Chief Financial Officer; and

•	Isaac Zacharias, our Chief Commercial Officer.

We refer to these three officers as our NEOs, each of whose compensation is set forth in the Summary Compensation Table and the other compensation tables included in this Proxy Statement. Because we only have three executive officers, we have only three NEOs instead of five.

This CD&A also discusses our executive compensation philosophy; decisions involving our executive team, including the NEOs, with respect to compensation paid for 2020; the role of Compensia, our compensation consultant; the individual components of our executive compensation program; and certain other policies affecting executive compensation at Shockwave.

Executive Summary

2020 Business Highlights

We believe that our performance in 2020 was strong and we continued to grow while achieving significant milestones including those described below. We believe our compensation programs appropriately rewarded our executive team for our performance in fiscal year 2020, which included several key strategic financial and regulatory milestones:

Financial

•

In 2020, product revenue increased to $67.8 million, an increase of $24.9 million, or 58%, from $42.9 million in 2019. This was due to an increase in the number of customers and an increase in the purchase volume of our products both within the United States and internationally, offset by the impact of the COVID-19 pandemic.

•

On June 19, 2020, we completed an underwritten public offering (“Follow-On Offering”) of 1,955,000 shares of our common stock, including 255,000 shares sold pursuant to the underwriters’ exercise of their option to purchase additional shares, at a public offering price of $45.75 per share. We raised a total of $89.4 million in gross proceeds from the Follow-On Offering, or approximately $83 million in net proceeds after deducting underwriters’ discounts and commissions of $5.7 million and offering costs of $0.76 million. The shares of common stock sold in the Follow-On Offering were registered pursuant to a universal shelf registration statement on Form S-3, filed with the U.S. Securities and Exchange Commission on June 16, 2020.

•	Our total shareholder return for 2020 was in excess of 134%, reflecting an increase from a closing stock price of $44.23 on December 31, 2019 to $103.72 on December 31, 2020.

Product and Regulatory

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In August 2020, we submitted an application to the U.S. Food and Drug Administration (the “FDA”) for U.S. pre-market approval (“PMA”) of our Shockwave C2 IVL catheters (“C2 Catheters”). The PMA was approved by the FDA in February 2021.

•

In March 2020, we completed enrollment in our DISRUPT CAD III global study, which was designed to support the PMA in the United States and a Shonin submission in Japan for the use of our C2 Catheters in the treatment of CAD. We submitted CAD III data to the FDA to support PMA application approval.

•

In April 2020, we completed enrollment in our DISRUPT CAD IV global study, which was designed, along with DISRUPT CAD III, to support our Shonin submission in Japan for our C2 Catheters. We submitted CAD III and CAD IV data to support our Shonin submission in March of 2021, with the subsequent launch of our C2 Catheters in Japan planned for the first half of 2022, subject to applicable regulatory approvals.

•

In May 2020, we completed enrollment in our DISRUPT PAD III global study. This global study was a prospective, multicenter, randomized study designed to demonstrate the safety and effectiveness of IVL as a vessel preparation procedure in moderate to severely calcified superficial femoral and popliteal lesions, followed by a drug-coated balloon or stent. We disclosed the 30-day results of the PAD III study in November 2020.

Research and Development

•

In 2020, we continued our ongoing clinical programs across several products and indications, which, if successful, will allow us to expand commercialization of our products into new geographies and indications.

Impact of the COVID-19 Pandemic

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COVID-19 had a significant impact on our business and operations during 2020, including due to our customers and their patients delaying or cancelling elective medical procedures and our customers restricting hospital access for our sales and support teams in response to the pandemic, all of which resulted in decreased sales of our products.

•

In May 2020, taking into account the travel restrictions which made it impossible for our team to pursue initiating contract manufacturing, which had been approved as a 2020 corporate goal for our annual bonus plan, the Committee removed that goal from the 2020 corporate goals. This change reflected the Committee’s desire to maintain alignment between our incentives and our business priorities following a significant external influence.

•

The Compensation Committee did not modify the financial goals of the 2020 annual bonus plan during 2020, due to the extent of the ongoing uncertainty for our business related to COVID-19. In January of 2021, in finalizing the gross revenue goal for the 2020 annual bonus plan, the Compensation Committee modified the metrics for that goal, taking into account the unique and significant impact of COVID-19 on our revenue, as well as our management team’s effective response successfully navigating the pandemic, including prioritizing the safety and wellbeing of our team members, and our strong shareholder return during the year.

•	The changes to our 2020 annual bonus plan are described in more detail below under “2020 Compensation Decisions for Our Named Executive Officers—Principal Elements of Compensation.”

Goals of Our Executive Compensation Program

The Compensation Committee believes that the most effective compensation program is one that is designed to:

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Attract, incentivize, reward and retain diverse, talented individuals with relevant experience through a competitive pay structure. We reward individuals fairly over time and seek to retain those individuals who continue to meet our high expectations.

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Deliver balanced total compensation packages to accomplish our business objectives and mission. Our executive compensation program focuses on total compensation, combining short- and long-term components, cash and equity, and fixed and variable payments, in the proportions that we believe are the most appropriate to incentivize and reward our NEOs for achieving our corporate goals while minimizing incentives for excessive risk-taking or unethical conduct.

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Align pay with our performance. Our annual bonus awards are generally not earned unless pre-determined levels of performance are achieved against annual corporate objectives approved by our Board of Directors. Likewise, our stock option awards will not provide realizable value and our restricted stock unit awards will not provide increased value unless there is an increase in the value of our shares, which benefits all stockholders.

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Align total compensation with stockholder objectives. Our executive compensation program is intended to align our executives’ interests with those of our stockholders by linking compensation to corporate performance and corresponding creation of stockholder value, and by rewarding our executives for the creation of value for our stockholders.

The Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that total compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. Accordingly, the Compensation Committee believes executive compensation packages that we provide to our executives should (i) include both cash and stock-based compensation that reward performance as measured against established goals and (ii) align executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value.

In addition, the Compensation Committee seeks to ensure that we maintain sound governance and compensation policies and practices. In designing and overseeing our executive compensation program, we strive to employ best practices and regularly assess our policies and practices.

What We Do

•	A significant portion of our executive compensation program is dependent upon stock price appreciation and other variable, at-risk pay components.

•	Prior to making executive compensation decisions we review peer company compensation data.

•	We ensure management acts and thinks like stockholders through stock ownership guidelines.

•	We seek third-party executive compensation advice for the Compensation Committee from an independent consulting firm that does not perform any other services for us.

What We Don’t Do

•	No supplemental executive retirement plan.

•	No golden parachute excise tax gross-ups.

•	NEOs may not pledge our common stock as collateral for any obligation.

•	NEOs may not engage in transactions intended to hedge or offset the market value of our common stock owned by them.

•	No perquisites to any of our executive officers that are not generally available to our full-time, salaried employees.

Key Components and Design of Our Executive Compensation Program

Our compensation program focuses on (i) cash compensation in the form of base salary and annual variable bonus opportunity, and (ii) long-term equity awards. The Compensation Committee uses a combination of general guidelines for compensation, described below, combined with the Compensation Committee’s experience and business judgment to establish total compensation for each NEO that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, which the Committee believes appropriate to maintain an effective executive compensation program and incentivize performance to our short- and long-term corporate goals.

Base Salary. We provide base salaries to our NEOs to compensate them for services rendered on a day-to-day basis. When setting the base salaries of our NEOs, the Compensation Committee relies on peer group information as well as other competitive market data provided by Compensia. In addition, the Committee considers the other factors described under “Key Components and Design of Our Executive Compensation Program—Factors Used in Determining Executive Compensation”. The Compensation Committee generally reviews base salary levels on an annual basis and may review them more frequently, for example in connection with a promotion, changes in responsibilities, or general cost of living adjustments.

Annual Cash Bonus. We provide each of our NEOs with the opportunity to earn a cash bonus for each fiscal year. Our annual bonus plan (“ABP”) is administered as a cash-based awards program under our 2019 Equity Incentive Plan (the “2019 Plan”) and is available to all regular employees. Our Compensation Committee believes that our use of a short-term bonus opportunity tied to corporate and individual performance facilitates the achievement of such goals, and aligns each NEO’s interests with long-term stockholder interests.

At the beginning of each fiscal year, each of our NEOs is assigned a target bonus amount by the Compensation Committee, expressed as a percentage of base salary. The final bonus amount paid is based on attainment of specified corporate goals plus, in the case of our NEOs other than our CEO, 25% of such NEO’s annual bonus is tied to attainment of specified individual goals, as described further under “2020 Compensation Decisions for Our Named Executive Officers”. Corporate goals and objectives under the ABP may include goals and objectives relating to operational performance (e.g., quality and delivery performance), growth, product development milestones, implementation of strategic programs, financial results, and human resource initiatives. Individual goals and objectives are tailored to each NEO’s (other than our CEO) position and were designed to award performance based on the individual’s contribution to the Company’s growth, financial performance, structural organization, and achievement of strategic initiatives.

Our Compensation Committee invests significant time determining the financial and non-financial targets for the Company’s ABP. In general, management makes the initial recommendation for the financial and non-financial targets based upon the Company’s annual Board-approved operating plan and other strategic goals and objectives, as well as the bonus opportunity for each NEO, and these recommendations are reviewed and discussed by the Compensation Committee and its advisors. Overall, the Compensation Committee seeks to tie a significant portion of cash compensation to performance, while factoring in the Company’s current and expected financial results, given current and expected business conditions. The Compensation Committee also recognizes that the ABP provides increased cash payments to our NEOs if we achieve results above targets, providing our executives an opportunity to achieve higher cash compensation for performing above expectations. We intend for the performance goals to be challenging but achievable and to reflect strong corporate performance. The Committee believes that the variable nature of the annual bonus and the link to stated performance requirements effectively aligns the interests of our NEOs and other employees with the interests of our shareholders. The Compensation Committee reserves the right to increase or decrease annual incentive bonuses calculated under the ABP in its discretion based on Company or individual performance.

Long-Term Equity Awards. The Compensation Committee makes equity grants under the 2019 Plan upon hiring and annually thereafter to certain of our employees, including our NEOs. Equity awards may take the form of stock options or RSUs. In prior years we have awarded stock options to our NEOs but in 2020 we only awarded long-term equity in the form of RSUs. We do not currently link any long-term equity awards to performance metrics, although the Compensation Committee continues to review whether performance-based elements would be beneficial. The size of equity awards granted to our NEOs is, however, subject to a number of additional factors, including NEO and Company performance, further described under “Key Components and Design of Our Executive Compensation Program—Factors Used in Determining Executive Compensation”. Our Compensation Committee believes that long-term equity awards are a valuable component of total compensation because they:

•	Link the interests and risks of NEOs with those of our stockholders;

•	Promote executive focus on long-term company performance through stock price and long-term operating performance that is expected to build long-term stockholder value; and

•	Provide a retention incentive due to time-based vesting that is aligned with stockholders, even during periods of stock price volatility.

Our RSUs typically vest 25% per year on each of the first four anniversaries of the grant date. Our stock option awards generally vest 25% on the first anniversary of the grant date, and in monthly installments thereafter of 1/48 of the shares subject to the option or annual installments of 25% of the shares subject to the option.

Other NEO Compensation. No additional elements of compensation are paid to our NEOs that are not otherwise generally available to our full-time, salaried employees, including health, life, and disability insurance, and employee stock purchase plan and 401(k) plan participation (including any Company matching amount). See “Perquisites, Retirement and Other Benefits” below for further discussion.

Perquisites, Retirement and Other Benefits.

We generally do not provide perquisites or other personal benefits to our NEOs that are not generally available to all our full-time, salaried employees. We believe that it is important to align the benefits available to our NEOs to those available to our other employees, which are as follows:

•

401(k) Plan: We have established a 401(k) tax-deferred savings plan, which permits participants, including our NEOs, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. We are responsible for the administrative costs of the 401(k) plan. We make matching contributions to the 401(k) plan up to specified limits. All of our NEOs participated in the 401(k) plan in 2020. Further information regarding our 401(k) plan is provided below under “Defined Contribution Plan.”

•

Life and AD&D Insurance: We provide all employees, including our NEOs, with life insurance and accidental death and dismemberment (“AD&D”) insurance, each in an amount equal to one times their annual salary up to a maximum of $275,000, with the opportunity to purchase additional life and AD&D insurance, each in an amount up to the lesser of five times annual salary or $500,000.

•

Health and Disability Insurance: Our NEOs are eligible to participate in the Company’s health, dental, short- and long-term disability insurance, and other insurance plans on the same terms and at the same cost as such plans are available to all of the Company’s full-time employees.

•

ESPP: All full-time U.S. employees of the Company, including our NEOs, are eligible to participate in the Employee Stock Purchase Plan. Further information regarding our ESPP is provided below under “Equity Compensation Plan Information—Employee Stock Purchase Plan.”

The Company does not maintain any supplemental executive retirement plan or similar plan that provides for specified retirement payments or benefits. Moreover, the Company does not maintain any defined contribution plan or other plan that provides for the deferral of compensation on a basis that is not tax qualified.

Severance Benefits

We provide severance benefits to our NEOs upon certain types of involuntary terminations in connection with a change in control, described in more detail under “Executive Officer Separation Pay Arrangements”.

At-Risk Compensation

Because we believe it is important to our success to pursue long-term corporate objectives, to avoid excessive risk-taking and to preserve our cash resources, the target bonus opportunity and the long-term equity awards are “at-risk” compensation or, in other words, are dependent on the accomplishment of the Company’s business and financial objectives or the performance of Shockwave’s stock. We believe that this best aligns each NEO’s incentives with the interests of our stockholders. When the value of long-term equity that vested in 2020 for each NEO is combined with the target annual performance bonus, 97%, 81%, and 89%, respectively, of the 2020 target compensation for Messrs. Godshall, Puckett and Zacharias, was “at risk.”

Risk Elements – Target Bonus	Risk Elements – Long-Term Equity (RSUs and Options)

The amount of Mr. Godshall’s target bonus, if any, is based solely on attainment of specified annually determined corporate goals.

The amount of Mr. Puckett’s and Mr. Zacharias’s target bonus, if any, is based on (a) attainment of annually determined corporate goals and (b) attainment of annually determined individual performance goals.

The size of any annual equity award is in the discretion of the Compensation Committee. The resulting value of an RSU to the NEO is based on the price of our common stock on the applicable vesting date, and the resulting value of an option to the NEO is based on the price of our common stock exceeding the option’s “strike price”.

How We Determine Executive Compensation

Role of Our Compensation Committee

General. The Compensation Committee is (and was at all times during 2020) composed entirely of independent directors, as defined by Rule 5605(a)(2) of the Nasdaq listing standards. Our Compensation Committee meets as often as it determines necessary to carry out its duties and responsibilities through regularly scheduled meetings and, if necessary, special meetings. The Compensation Committee reviews and oversees our compensation policies, plans, and programs and reviews and generally determines the compensation to be paid to the NEOs. The Compensation Committee does not delegate any of its functions to others in determining executive compensation. Either the Compensation Committee or the independent members of our Board of Directors, upon recommendation from the Compensation Committee, approves the compensation of our Chief Executive Officer.

Factors Considered by the Compensation Committee. Our Compensation Committee sets the compensation of our NEOs at levels that the Compensation Committee determines to be competitive and appropriate for each NEO. The Compensation Committee’s pay decisions are not driven solely by a particular target level of compensation relative to market data, and the Compensation Committee does not otherwise use a formulaic approach to setting executive pay. Instead, the Compensation Committee believes that executive pay decisions require the consideration of multiple relevant factors, which may vary from year to year. The list below reflects the factors the Compensation Committee considers in determining and approving the amount, form and mix of pay for our NEOs:

•	Company financial and business performance.

•	Each NEO’s criticality to the business.

•	CEO’s recommendations (other than for himself) based on direct knowledge of NEO performance and industry experience.

•	Internal pay equity.

•	The need to attract and retain talent.

•	Aggregate compensation cost and impact on stockholder dilution.

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Peer group and other relevant market data, and recommendations on compensation policy, structure and design provided by Compensia, the Committee’s independent compensation consultant. See further discussion below under “- Role of the Independent Compensation Consultant” and “– Peer Group”.

•	Each NEO’s knowledge, skills, responsibilities, and experience.

•	The potential of our NEOs to contribute to our strategic goals.

•	Recommendations of the CEO with respect to NEOs other than the CEO. See below under “-Role of our Chief Executive Officer”.

•	Each NEO’s individual performance.

•	The independent judgment and experience of Compensation Committee members.

Role of Our Chief Executive Officer

In making compensation determinations for NEOs other than our CEO, the Compensation Committee considers recommendations from our CEO. In making his recommendations, our CEO receives input from our human resources department and from the individuals who report directly to the other executive officers, and he reviews various third-party compensation surveys and compensation data provided by Compensia, as described below. While our CEO discusses his recommendations for the other executive officers with the Compensation Committee, he does not participate in the deliberations and recommendations to our Board of Directors concerning, or, as applicable, our Board of Directors’ determination of, his own compensation. Members of our human resources and legal departments also attend Compensation Committee meetings.

Role of the Independent Compensation Consultant

Compensia has been engaged on behalf of the Compensation Committee since prior to our initial public offering in 2019 to provide peer company and industry compensation data and provide the Compensation Committee with advice regarding executive officers’ compensation, including base salaries, performance-based bonuses and long-term equity compensation, and similar advice regarding non-employee director compensation. The Compensation Committee has also consulted with Compensia as needed with respect to specific questions that arise with respect to the Committee’s responsibilities, including trends and best practices regarding executive compensation and Compensation Committees, in order to help inform the Compensation Committee’s decisions.

Compensia reports directly to the Compensation Committee, which maintains the authority to direct Compensia’s work and engagement, and advises the Compensation Committee and our human resources department on projects from time to time. Compensia interacts with management to gain access to Company information that is required to perform services and to understand the culture and policies of the organization. A Compensia representative is usually present at Compensation Committee meetings, and the Compensation Committee and Compensia meet at times in executive session with no members of management present, as needed, to address various compensation matters, including deliberations regarding our Chief Executive Officer’s compensation. A Compensia representative also meets with the chair of the Compensation Committee in advance of Committee meetings to agree on upcoming workflow, discuss content for the meetings, and review materials for upcoming meetings.

The Compensation Committee reviews the objectivity and independence of the advice provided by Compensia. In 2020, the Compensation Committee considered the specific independence factors adopted by the SEC and the Nasdaq and determined that Compensia is independent and that its work did not raise any conflicts of interest.

In assessing Compensia’s independence from management in providing executive compensation services to the Compensation Committee, the Compensation Committee considered that Compensia is engaged by, takes direction from, and reports to, the Compensation Committee for such services and, accordingly, only the Compensation Committee has the right to terminate or replace Compensia as its compensation consultant at any time. The Compensation Committee also analyzed whether the work of Compensia as a compensation consultant with respect to executive and director compensation raised any conflict of interest, taking into consideration the following factors:

•	the provision of other services to the Company by Compensia and its affiliates;

•	the amount of fees we paid to Compensia and its affiliates as a percentage of Compensia’s total revenue;

•	any business or personal relationship of Compensia or the individual compensation advisors employed by it with any executive officer of the Company;

•	any business or personal relationship of the individual compensation advisors with any Compensation Committee member;

•	Compensia’s policies and procedures that are designed to prevent conflicts of interest; and

•	any ordinary shares of the Company owned by Compensia or the individual compensation advisors employed by it.

The Compensation Committee has determined, based on its analysis of the above factors, that the work of Compensia and the individual compensation advisors employed by Compensia as compensation consultants to the Company has not created any conflict of interest.

Peer Group

In November 2019, in order to assess the competitiveness of our executive compensation program for purposes of compensation in 2020, the Compensation Committee, with the assistance of Compensia, developed a peer group intended to represent companies with operations and financial profiles similar to the Company. The peer group was selected using the following criteria:

•	Industry: Publicly traded, medical device life science companies with a focus on differentiated research and development business models.

•	Revenue: Up to approximately $300 million in annual revenue.

•	Market Capitalization: Market capitalization generally targeted between $250 million and $4.1 billion.

•	Location: U.S. headquartered.

In determining the Company’s peer group used to assess 2020 compensation, the Compensation Committee replaced six companies from our peer group used to assess 2019 compensation, to better align with Shockwave’s growth and market position. For assessment of 2019 and 2020 compensation, based upon the above criteria, we used the following companies for peer group comparisons:

2019 Peer Group	2020 Peer Group
AxoGen	AtriCure
Corindus Vascular Robotics	AxoGen
GenMark Diagnostics	Cardiovascular Systems
IRadimed	GenMark Diagnostics
iRhythm Technologies	Glaukos
Misonix	Inspire Medical Systems
Neuronetics	iRhythm Technologies
Nuvectra	SI-BONE
Second Sight Medical Products	Sientra
SI-BONE	Silk Road Medical
Sientra	STAAR Surgical Company
Surmodics	Surmodics
Tectile Systems Technology	Tactile Systems Technology
TransEnterix	TransEnterix
ViewRay	ViewRay

The Compensation Committee believes it is important to understand and reference what similarly-situated life sciences companies are paying their executives, and uses this information as one of the data points it considers when making compensation decisions for the NEO’s. As such, the Compensation Committee will continue to revisit and revise the Company’s peer group in future years to ensure the Company remains competitive in its continuing recruitment and retention efforts.

Advisory Shareholder Vote on “Say on Pay”

We are no longer an emerging growth company under the Jumpstart our Business Startups Act of 2012, or the JOBS Act, beginning in 2021. Pursuant to the JOBS Act, as a company that ceased to be an emerging growth company within two years of our initial public offering, we are required to hold our first non-binding advisory shareholder vote on “say on pay” prior to the third anniversary of our initial public offering. Accordingly, we are holding our first such vote at our 2021 Annual Meeting of Shareholders.

Although the results of this advisory “say on pay” vote are not binding on our Board or Compensation Committee, the Board and Compensation Committee intend to consider the results of each such vote among other factors when making decisions on NEO compensation.

2020 Compensation Decisions for Our Named Executive Officers

In making compensation decisions for 2020, the Compensation Committee considered the factors discussed in “Factors Used in Determining Executive Compensation” and the Compensation Committee’s specific compensation objectives for 2020. The Compensation Committee initially reviewed market data with respect to total compensation for similarly situated executives of our peer companies, and also had access to market data with respect to cash compensation and equity award grants of our peers.

In 2020, the Compensation Committee targeted base salary and annual incentive compensation at the 25th percentile and annual equity compensation at the 75th percentile, in each case based on the Company’s peer group and other benchmarking and market data provided by Compensia. However, the Compensation Committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our NEOs because compensation benchmarking does not take into account company-by-company variations among actual roles with similar titles or the specific performance of our NEOs and therefore also sought to achieve an individualized decision for each NEO taking into account the mix of specific factors relevant to each NEO. This approach and profile of our target market positioning for 2020 was based in part on our profile as a newly public company and our evolution from pre-IPO to publicly-traded company compensation practices.

The Compensation Committee also reviewed and considered each element of pay in the context of the overall target total compensation for each NEO. When the Compensation Committee made changes to one element of pay, those changes were made in the context of the levels of the other elements of pay, and the resulting target total compensation for each NEO. Also relevant for 2020 particularly in terms of the annual performance bonuses for our NEOs, the Compensation Committee reviewed in detail the impact of the COVID-19 pandemic on compensation decisions made prior to the pandemic taking into account a variety of factors discussed in more detail below.

Principal Elements of Compensation

Base Salary. Base salaries, and any increases or decreases to those levels for each NEO, are reviewed and approved each year by our Compensation Committee. In 2020, the Compensation Committee targeted base salary at the 25th percentile based on our peer group and other market data. In addition, changes to base salary were made considering other factors such as the overall performance of the Company, new roles and responsibilities assumed by the NEO, the performance of the NEO’s area of responsibility, the NEO’s impact on strategic goals, the length of service with the Company, or revisions to or alignment with our long-term compensation philosophy. The Compensation Committee also took into account historical compensation, internal parity with other executives, potential as a key contributor, and special recruiting and retention situations. Taking into account the foregoing factors, on January 3, 2020, the Compensation Committee approved base salary increases for our NEOs to be effective as of February 1, 2020, as set forth in the table below:

NEO	2019 Base Salary	Increase from 2019 Base Salary ($)	Increase from 2019 Base Salary (%)	2020 Base Salary
Doug Godshall	$500,000	$50,000	10.0%	$550,000
Dan Puckett	$350,000	$30,000	8.6%	$380,000
Isaac Zacharias	$310,000	$70,000	22.6%	$380,000

Further information regarding the base salaries earned by our NEOs for services in 2020 is reported in the Summary Compensation Table.

Annual Cash Bonuses. On January 3, 2020, our Compensation Committee approved target cash bonuses for our NEOs for 2020, established as a percentage of each NEO’s base salary (the “Target Bonus”), described in the table below:

NEO	2020 Target Bonus (%)	2020 Target Bonus ($)
Doug Godshall	80%	$440,000
Dan Puckett	50%	$190,000
Isaac Zacharias	50%	$190,000

The annual cash bonuses are made under our ABP, which is administered as a Cash-Based Awards program under the 2019 Plan. The 2020 ABP awards for our NEOs are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

On January 3, 2020, our Compensation Committee also established a series of corporate goals (the “2020 Corporate Goals”) against which the Target Bonus would be measured at the end of 2020 for purposes of determination of actual bonuses to be paid. The 2020 Corporate Goals are described in the table below:

2020 Corporate Goals (January 2020)
Category	Percentage of Total	Metrics
Financial
• Gross Revenue	40%	The goal included a target gross revenue amount, which would result in a 100% attainment, a minimum gross revenue amount which would result in a 50% attainment, an exceeds gross revenue amount, which would result in a 125% attainment, and a stretch gross revenue amount, which would result in a 200% attainment.

• Gross Margin	10%	The goal included a target gross margin percentage, which would result in a 100% attainment, a minimum gross margin percentage, which would result in a 50% attainment, and an exceeds gross margin percentage, which would result in a 125% attainment.

2020 Corporate Goals (January 2020)
Category	Percentage of Total		Metrics
Product Development[2]

• Product Development Project 1 • Product Development Project 2	10 10	% %	Each product development goal specified the timing for development of a new product development plan and included a target delivery date, which would result in a 100% attainment, an earlier delivery date, which would result in a 125% attainment, and a later delivery date, which would result in a 50% attainment.

Clinical

• Submit C2 IDE to US FDA	20%		The goal specified the timing for submission of the C2 IDE to the US FDA and included a target submission date, which would result in a 100% attainment, an earlier submission date, which would result in a 125% attainment, and a later submission date, which would result in a 50% attainment. This goal also included a stretch goal if the first C2 was approved by the FDA and shipped to a US customer prior to the end of fiscal year 2020, which would result in a 175% attainment.

Operational Execution / Quality

• Initiate Contract Manufacturing	10%		The goal specified the milestones to be completed by fiscal year-end, with a target of completion of the finished goods process validation by fiscal year-end required for 100% attainment, approval of the sub-assembly in the US by fiscal year-end, which would result in a 50% attainment, and approval of finished goods in the US by fiscal year-end, which would result in a 125% attainment.

The Compensation Committee determined that each 2020 Corporate Goal: (a) was considered challenging but achievable at the time it was established; (b) was appropriate to drive successful execution of specific, near-term strategic objectives for the Company, enhance accountability, and continue to emphasize the Company’s financial performance during the fiscal year in the achievement of annual cash bonuses; and (c) effectively balanced near-term financial performance with strategic and operational objectives that would support the Company’s long-term growth and long-term strategies.

[2]	Because of the competitively sensitive nature of this information, we are not disclosing the specifics of the product development goals.

From the outset of the COVID-19 pandemic in early 2020, the Compensation Committee, together with our executive team, closely monitored the impact of COVID-19 on our financial performance and operations, and the resulting impact on our compensation programs, particularly the annual cash bonuses under the ABP, to ensure ongoing alignment between our incentives and the goals of our stockholders during a period of extraordinary volatility. In May of 2020, with input from Compensia, the Compensation Committee considered alternatives for addressing the impact of the COVID-19 pandemic on our 2020 Corporate Goals. Following this review, the Compensation Committee: (i) removed the “Initiate Contract Manufacturing” goal due to the inability to travel and have in person meetings necessary to implement that goal; and (ii) adjusted the product development goals to add an additional goal. There were no other changes to the 2020 Corporate Goals, which as revised were as follows:

2020 Corporate Goals (Revised as of May 2020)
Category	Percentage of Total	Metrics	Attainment at Fiscal Year-End
Financial

• Gross Revenue	40%	The goal included a target gross revenue amount, which would result in a 100% attainment, a minimum gross revenue amount which would result in a 50% attainment, an exceeds gross revenue amount, which would result in a 125% attainment, and a stretch gross revenue amount, which would result in a 200% attainment.	Adjusted Metrics

• Gross Margin	10%	The goal included a target gross margin percentage, which would result in a 100% attainment, a minimum gross margin percentage, which would result in a 50% attainment, and an exceeds gross margin percentage, which would result in a 125% attainment.	Exceeds

Product Development[3]

• Product Development Goal 1A	10%	Each product development goal specified the timing for development of a new product development plan and included a target delivery date, which would result in a 100% attainment, an earlier delivery date, which would result in a 125% attainment, and a later delivery date, which would result in a 50% attainment.	Target
• Product Development Goal 1B	5%		Target
• Product Development Goal 2	10%		Exceeds

Clinical

Submit C2 IDE	25%	The goal specified the timing for submission of the C2 IDE to the US FDA and included a target submission date, which would result in a 100% attainment, an earlier submission date, which would result in a 125% attainment, and a later submission date, which would result in a 50% attainment. This goal also included a stretch goal if the first C2 was approved by the FDA and shipped to a US customer prior to the end of the fiscal year, which would result in a 175% attainment.	Target

[3]	Because of the competitively sensitive nature of this information, we are not disclosing the specifics of the product development goals.

The Compensation Committee did not modify the financial goals portion of the 2020 Corporate Goals at that time, given the significant, ongoing uncertainty that prevented an effective recalibration of expectations as well as a desire to maintain flexibility during the year to adjust the Gross Revenue goal based on financial performance and the on-going impact of the COVID-19 pandemic during the year.

In December 2020, we confirmed that our performance against the Gross Revenue goal of the 2020 Corporate Goals, which accounted for 40% of the target ABP award, would fall below the threshold required for a payout. In January 2021, following a comprehensive assessment of the performance of our employees, including our NEOs, the Compensation Committee, within its discretion under the ABP, determined to fund the 2020 Corporate Goals for all eligible participants, including our NEOs, at 96% of target. The Compensation Committee made this determination by taking the actual attainment level for each of the 2020 Corporate Goals, as indicated above, except for the Gross Revenue goal, which the Compensation Committee re-evaluated by comparing actual gross revenue of $67.8 million as a percentage of the Gross Revenue target. The cumulative effect of the attainment levels resulted in a 96% payout of 2020 Corporate Goal portion of the ABP target bonuses.

Although this exceeded the payout prescribed by the 2020 Corporate Goals approved in January of 2020, the Compensation Committee considered this to be an appropriate result based on the extraordinary effort and achievements of all of our employees, including our NEOs, during an extremely difficult year. In particular, the Compensation Committee considered the significant negative impact of COVID-19 as our customers and their patients delayed or cancelled elective medical procedures and our customers restricted hospital access for our sales and support teams in response to the pandemic, all of which resulted in decreased sales of our products. The Compensation Committee also evaluated the impact of the COVID-19 pandemic on our financial results on a month-by-month basis for 2020, noting our strong first quarter results followed by the onset of the pandemic and the significant negative impact in beginning in late March and continuing in April and May, and then the beginning of a rebound. Additionally, the Compensation Committee considered notable performance achievements during the year including:

•	our performance on the other 2020 Corporate Goals other than the Gross Revenue goal;

•	our increase in headcount to support our planned growth, including the building of our salesforce for the C2 IVL catheter launch in the US; and

•	the proactiveness of our management during the year, moving quickly to address the significant challenges presented by the COVID-19 pandemic.

All of this was accomplished while focusing on maintaining the health and safety of our employees, continuing to invest in the future of the business, continuing enhancements to our culture, and continuing development of our ESG initiatives.

Based on the foregoing, the Compensation Committee believes that the 96% overall funding was less than would otherwise have been achieved excluding the impact of the COVID-19 pandemic but a reasonable balance between our financial performance and the extraordinary efforts of our employees.

For our CEO, 100% of the cash bonus opportunity under the ABP was evaluated based on performance of the Company against the 2020 Corporate Goals. For our other NEO’s, 75% of such NEO’s cash bonus opportunity under the ABP was performance of the Company against the 2020 Corporate Goals and 25% of such NEO’s cash bonus opportunity under the ABP was evaluated against such NEO’s attainment of annual individual goals and objectives. Individual goals and objectives were tailored to each NEO’s position and were designed to award performance based on the individual’s contribution to the Company’s growth, financial performance, structural organization, and achievement of strategic initiatives. The individual performance factors applicable to Messrs. Puckett and Zacharias were 105% and 120%, respectively.

Based on the corporate and individual performance factors for each NEO, the Compensation Committee approved the following bonus awards for each NEO in January 2020:

NEO	2020 Target Bonus (%)	2020 Target Bonus ($)	Corporate Performance Factor	Individual Performance Factor	2020 Actual Incentive Bonus Amount(1)
Doug Godshall	80%	$440,000	96%	n/a	$422,400
Dan Puckett	50%	$190,000	96%	105%	$186,675
Isaac Zacharias	50%	$190,000	96%	120%	$193,800

(1)

The 2020 Actual Incentive Bonus Amount is equal to the 2020 Target Bonus, expressed as a dollar amount, multiplied by a modifier based on attainment of 2020 Corporate Goals in the case of Mr. Godshall and the 2020 Corporate Goals as well as individual goals in the case of Messrs. Puckett and Zacharias. The incentive bonus for 2020 was paid in February of 2021.

Overall, actual bonuses for our NEOs as a percentage of base salary for 2020 were less than for 2019 due primarily to the Company’s financial performance discussed above, which resulted in a 96% payout under the 2020 Corporate Goals, as opposed to a 145% payout under the 2019 corporate goals.

Long Term Equity Awards. In determining the appropriate size of 2020 long term equity awards, which were made in the form of RSUs, the Compensation Committee made its decisions, after careful consideration, with the goal of delivering increased equity awards (and thus increased exposure to our common stock) to each NEO as compared to those delivered in 2019, taking into account the factors described under “Factors Used in Determining Executive Compensation”. In February of 2020, each NEO was granted an award of RSUs vesting in four equal annual installments, as set forth in the table below, subject in each case to continued service through each applicable vesting date:

NEO	2020 Equity (RSU) Grant Amount (Number of RSUs)	2020 Equity (RSU) Grant Amount (Grant Date Fair Value)
Doug Godshall	84,200	$3,579,342
Dan Puckett	30,000	$1,275,300
Isaac Zacharias	30,000	$1,275,300

For information about the specific grants of long-term equity to the Named Executive Officers in 2020, see Grants of Plan-Based Awards, below.

Other Compensation-Related Policies

Employment and Separation Pay Agreements. We have entered into employment agreements with each of our NEOs, the key terms of which are described below under “NEO Offer Letters and Employment Arrangements”. In addition, as a condition of employment, each of our NEOs has also entered into our standard, at-will employment, confidential information, invention assignment and arbitration agreement. Under these agreements, each officer has made a covenant not to solicit our employees, both during the officer’s employment and for the 12-month period following termination of employment for any reason. In addition, on August 15, 2019, we entered into a separation pay agreement with each of our NEOs (each, a “Separation Pay Agreement”) to provide for the payment of benefits in the event that the NEO becomes subject to involuntary or constructive termination of employment. These agreements are described in more detail below in the section under “NEO Separation Pay Arrangements.”

Policy for Recoupment of Incentive Compensation. In 2020 our Board of Directors adopted a formal policy stating that, in the event any NEO is found to have engaged in certain types of misconduct that results in a financial statement restatement or otherwise harms the Company, the NEO may be required to repay or forfeit certain types of incentive compensation. Under the policy, misconduct is generally defined as (i) a knowing violation of Securities and Exchange Commission rules and regulations or of any Company policy or agreement that, in the determination of the Board, has caused or could reasonably be expected to cause financial, legal or reputational harm to the Company or a criminal investigation in connection with the Company’s business, or (ii) the willful commission of an act of fraud, dishonesty, gross recklessness or gross negligence in the performance of the NEO’s duties, in each case as determined by the Board in its sole discretion. In addition, as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our NEOs may be legally required to reimburse the Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.

Stock Ownership Policy. To align our NEOs’ and directors’ interests with those of our stockholders, in 2020 we adopted a stock ownership policy requiring that: (i) our CEO hold Company shares with a value equal to three times (3x) our CEO’s base salary; (ii) our other NEOs hold Company shares with a value equal to one times (1x) such NEO’s base salary; and (iii) each non-employee director hold Company shares with a value equal to one times (1x) such director’s annual base cash retainer. The Policy is initially subject to a five-year phase-in and then afterwards each new director or NEO has five years to comply with the Policy. The Compensation Committee re-determines the value of the held shares following each January 1 based on the average closing price of the Company’s common stock over a 30-day period prior to the re-determination date. Each applicable person then has one year to meet the new value requirement. For purposes of determining compliance with the Policy, the following shares are treated as owned: (i) shares of our common stock owned individually, either directly or indirectly, including shares underlying vested stock awards; and (ii) shares of our common stock owned jointly or separately by a spouse, domestic partner and/or minor children. No other rights to acquire shares of our common stock (including unvested stock options or similar rights) are considered shares of our common stock owned for purposes of compliance with the Policy. Should any applicable person fail to comply with the Policy, the Compensation Committee, in its sole discretion, may review and address any such shortfall in ownership as it deems appropriate.

Anti-Hedging and Anti-Pledging Policy. We maintain a formal anti-hedging and anti-pledging policy for our employees (including our NEOs) and directors. Under our Statement of Policy Concerning Trading in Company Securities, which was adopted by the Board in June 2019 and most recently amended in June 2020, our employees (including our NEOs) and directors are prohibited from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities, or pledging Company securities in any circumstance, including by purchasing Company securities on margin or holding Company securities in a margin account.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Code generally does not allow a tax deduction to public companies for compensation paid to certain executive officers in one calendar year over $1 million per executive. While our Compensation Committee is mindful of the benefit to us of the deductibility of compensation and may consider deductibility when analyzing potential compensation alternatives, our Compensation Committee believes that it should not be constrained by Section 162(m) in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee has not adopted a policy that requires that all compensation be deductible, and, accordingly, we expect that a portion of our future executive compensation will not be deductible under Section 162(m).

Accounting Treatment

We account for stock compensation in accordance with the authoritative guidance set forth in ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards (including stock options and RSUs) made to employees (including NEOs) and directors over the period during which the award recipient is required to perform services in exchange for the award (for NEOs, generally the four-year vesting period of RSU awards and stock option awards). We estimate the fair value of stock options using the Black-Scholes option-valuation model. This calculation is performed for accounting purposes and is reported in the compensation tables below.

Compensation Committee Report

The following report shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference into any future filing under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), each as amended, except to the extent that we specifically incorporate it by reference into such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis contained in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

Respectfully,

Maria Sainz, Chair

Antoine Papiernik, and

Laura Francis

Summary Compensation Table

The following table discloses compensation paid by us during fiscal years 2020, 2019 and 2018 to our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Doug Godshall	2020	545,833	—	3,579,342	—	422,400	—	4,161	4,551,736
Chief Executive Officer	2019	477,487	—	552,000	625,375	553,125	—	330	2,208,317
	2018	375,595	—	—	—	135,000	—	330	510,925
Dan Puckett	2020	377,500	—	1,275,300	—	186,675	—	4,161	1,843,636
Chief Financial Officer	2019	345,869	—	239,840	406,490	246,094	—	330	1,238,623
	2018	314,863	—	—	25,965	88,594	—	330	429,752
Isaac Zacharias,	2020	374,167	—	1,275,300	—	193,800	—	3,405	1,846,672
Chief Commercial Officer	2019	310,405	—	149,900	—	197,916	—	330	658,551
	2018	236,064	40,000	—	558,480	73,103	—	248	907,895

(1)

These figures reflect the annual bonuses earned by each NEO under the ABP based on such NEO’s service in 2018, 2019 and 2020, which were paid in February 2019, February 2020, and February 2021 respectively.

(2)

Amounts shown in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of restricted stock units granted in the applicable year, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2020. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)

Amounts shown in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted in 2018 and 2019, respectively, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 to our financial statements included in our annual report on Form 10-K for the year ended December 31, 2020. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our NEOs will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options on the date of exercise.

(4)	These figures reflect life insurance premiums paid and the matching contribution made to the Company’s 401(k) Plan on behalf of each executive.

NEO Offer Letters and Employment Arrangements

We have entered into employment agreements with each of our NEOs, the key terms of which are described below. In addition, as a condition of employment, each of our NEOs has also entered into our standard, at-will employment, confidential information, invention assignment and arbitration agreement. Under these agreements, each officer has made a covenant not to solicit our employees, both during the officer’s employment and for the 12-month period following termination of employment for any reason.

Doug Godshall

We are party to an offer letter with Mr. Godshall, dated April 28, 2017, under which Mr. Godshall has agreed to serve as our President and Chief Executive Officer, and as a member of our Board of Directors.

This offer letter provides that Mr. Godshall will receive an initial compensation package including (i) an annual base salary of $375,000, (ii) an annual bonus with a target opportunity of 40% of annual base salary, subject to Mr. Godshall and our achievement of milestones to be established by our Board of Directors, and (iii) an option award to purchase 6% of the fully diluted shares of our common stock as of the date of grant, with an exercise price equal to the fair market value of the common stock on the date of grant, to vest as to 25% of the award on the first anniversary of the date of grant, with the remainder of the award to vest in equal amounts over the next 36 months (with any then-unvested shares vesting on a “single trigger” basis upon the closing of a change of control, if Mr. Godshall is employed through the date we sign a definitive agreement with respect to that change of control and subject to Mr. Godshall’s execution of a release of claims). The option award has been granted and is included in the “Outstanding Equity Awards” table below.

Dan Puckett

We are party to an offer letter with Mr. Puckett, dated March 21, 2016, under which Mr. Puckett has agreed to serve as our Chief Financial Officer.

This offer letter provides that Mr. Puckett will receive an initial compensation package, including (i) an annual base salary of $290,000 and (ii) an option award to purchase 1.01% of the fully diluted shares of our common stock as of the date of grant, with an exercise price equal to the fair market value of the common stock on the date of grant, to vest as to 25% of the award on the first anniversary of the date of grant, with the remainder of the award to vest in equal amounts over the next 36 months subject to his continued employment with the Company (with any then-unvested shares vesting on a “double trigger” basis in the event of a change of control). The option award has been granted and is included in the “Outstanding Equity Awards” table below.

Isaac Zacharias

We are party to an offer letter with Mr. Zacharias, dated November 26, 2018, under which Mr. Zacharias has agreed to serve as our Chief Commercial Officer. This offer letter sets forth the terms and conditions of Mr. Zacharias’ continued employment with us in his new role and provides that Mr. Zacharias will receive a compensation package including (i) an annual base salary of $310,000, (ii) an annual bonus of up to 25% of annual base salary and (iii) an option award to purchase 81,967 shares (as adjusted for our pre-IPO reverse stock split) of our common stock with an exercise price equal to the fair market value of the common stock on the date of grant, to vest in equal amounts over the next 48 months subject to his continued employment with the Company. The option award has been granted and is included in the “Outstanding Equity Awards” table below.

NEO Separation Pay Arrangements

Beginning on August 15, 2019, we entered into a separation pay agreement with each of our NEOs (each, a “Separation Pay Agreement”) to provide for the payment of benefits in the event that the NEO becomes subject to involuntary or constructive termination of employment. Each Separation Pay Agreement provides that upon a qualifying termination, subject to certain conditions and limitations – including the NEO’s execution of a general release of claims against us and our affiliates, the NEO will be provided with the following benefits:

•	If the qualifying termination occurs in the absence of a Change in Control (used here as defined in the Separation Pay Agreements):

•	a cash severance benefit equal to 9 months’ base salary (18 months’ base salary for Mr. Godshall), to be paid in installments in accordance with our normal payroll practices;

•

an amount equal to the annual bonus the NEO would have earned for the year of termination, pro-rated for the NEO’s service during that year, to be paid on the date the annual bonuses are paid to similarly-situated executives; and

•

reimbursement for COBRA premiums for up to 9 months (up to 18 months for Mr. Godshall), but not beyond the date on which the NEO becomes eligible to receive substantially similar coverage from another employer.

•	If the qualifying termination occurs within three months prior to or within 12 months following a Change in Control:

•	a cash severance benefit equal to 18 months’ base salary (24 months’ base salary for Mr. Godshall), to be paid in installments in accordance with our normal payroll practices;

•

an amount equal to the annual bonus the NEO would have earned for the year of termination, pro-rated for the NEO’s service during that year, to be paid on the date the annual bonuses are paid to similarly situated executives;

•	reimbursement for COBRA premiums for up to 18 months, but not beyond the date on which the NEO becomes eligible to receive substantially similar coverage from another employer; and

•

for each NEO other than Mr. Godshall, all unvested equity awards will become immediately vested and fully exercisable; Mr. Godshall’s Separation Pay Agreement does not provide for vesting of unvested equity awards; however, as described above, any unvested portion of Mr. Godshall’s May 2017 stock option award would become immediately vested and fully exercisable upon a change of control (as defined in his offer letter) on a single trigger basis without any termination of employment.

For purposes of the Separation Pay Agreements:

•

“Cause” is defined to mean the NEO’s (i) willful failure to perform his or her duties (other than any such failure resulting from incapacity due to physical or mental illness); (ii) engagement in dishonesty, illegal conduct, or gross misconduct, which, in each case, poses a substantial risk of material injury to us or our affiliates; (iii) embezzlement, misappropriation, or fraud, whether or not related to the NEO’s employment; (iv) conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; (v) material breach of any material obligation under the agreement or any other written agreement between the executive and us; or (vi) material failure to comply with our written policies or rules, if such failure poses a substantial risk of material reputational or financial harm to us.

•

“Change in Control” is defined to mean the occurrence of any of the following: (i) one person (or more than one person acting as a group) acquires ownership of our stock that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock; provided that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 50% of the total fair market value or total voting power of our stock and acquires additional stock; (ii) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of our stock possessing 30% or more of the total voting power of our stock; (iii) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; (iv) or the sale of all or substantially all of our assets. Notwithstanding the foregoing, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets under Section 409A.

•

“Good Reason” is defined to mean the occurrence of any of the following without the NEO’s written consent: (i) a material reduction in annual rate of base salary other than a general reduction that affects all similarly situated executives in substantially the same proportions; (ii) a material reduction in target incentive opportunity under the annual incentive plan; (iii) a relocation of the NEO’s principal place of employment by more than 30 miles; (iv) any material breach by us of any material provision of the Separation Pay Agreement; (v) our failure to obtain an agreement from any successor to assume and agree to perform the Separation Pay Agreement in the same manner and to the same extent that we would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; (vi) a material, adverse change in the NEO’s title, authority, duties, or responsibilities (other than temporarily while the executive is physically or mentally incapacitated or as required by applicable law); or (vii) a material adverse change in the reporting structure applicable to the NEO; or (viii) for Mr. Godshall only, the Company’s failure to nominate Mr. Godshall for election to the Board and to use its best efforts to have him elected and re-elected, as applicable.

In addition, a “qualifying termination” means (i) in the case of Mr. Godshall, a termination without Cause or a resignation for Good Reason at any time during the term of the agreement; and (ii) for each other NEO, a termination without Cause at any time during the term of the agreement, or a resignation for Good Reason that occurs within three months prior to or within 12 months following a Change in Control.

Grants of Plan-Based Awards

The following table sets forth information concerning unexercised options, stock that has not vested and equity incentive plan awards for the NEOs named in the Summary Compensation Table as of the end of our fiscal year ended December 31, 2020.

GRANTS OF PLAN-BASED AWARDS FOR 2020

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Doug Godshall	1/03/2020	286,000	440,000	737,000	—	—	—
	2/18/2020	—	—	—	84,200	—	3,579,342

Dan Puckett	1/03/2020	123,500	190,000	318,250	—	—	—
	2/18/2020	—	—	—	30,000	—	1,275,300

Isaac Zacharias	1/03/2020	123,500	190,000	318,250	—	—	—
	2/18/2020	—	—	—	30,000	—	1,275,300

(1)	Non-equity incentive plan awards are made pursuant to the ABP under the 2019 Plan. No other non-equity incentives were granted.
(2)	Each equity award included here was granted under the 2019 Plan. No other equity awards were granted.
(3)

Amounts in this column represent the grant date fair value of each option award and RSU, as calculated in accordance with ASC Topic 718. The time-based stock options and RSUs are valued using the fair value method. No market-based stock options were granted. See Note 9 to the consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2020 for the assumptions used in calculating these amounts.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised options, stock that has not vested and equity incentive plan awards for the executive officers named in the Summary Compensation Table as of the end of our fiscal year ended December 31, 2020.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR END

		Option Awards						Restricted Stock Unit Awards
Name	Grant Date	Numbers of Securities Underlying Unexercised Options (#) Exercisable	Numbers of Securities Underlying Unexercised Options (#) Unexercisable		Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Numbers of Securities Underlying Unvested Restricted Stock Units (#)		Market or Payout Value of Outstanding Restricted Stock Units ($)(4)
Doug Godshall	05/09/2017	541,382	123,417	(1)	—	3.42	05/09/2027	—		—
	03/06/2019	35,860	46,107	(2)	—	17.00	03/06/2029	—		—
	04/24/2019	—	—		—	—	—	12,000	(3)	1,244,640
	02/18/2020	—	—		—	—	—	84,200	(3)	8,733,224
Dan Puckett	08/03/2017	342	2,391	(2)	—	3.42	08/03/2027	—		—
	07/19/2018	1,005	4,769	(2)	—	4.03	07/19/2028	—		—
	03/06/2019	20,030	29,969	(2)	—	17.00	03/06/2029	—		—
	04/17/2019	—	—		—	—	—	6,000	(3)	622,320
	02/18/2020	—	—		—	—	—	30,000	(3)	3,111,600
Isaac Zacharias	04/10/2018	22,238	46,107	(1)	—	4.03	04/10/2028	—		—
	11/14/2018	37,902	39,277	(1)	—	6.71	11/14/2028	—		—
	04/17/2019	—	—		—	—	—	3,750	(3)	388,950
	02/18/2020	—	—		—	—	—	30,000	(3)	3,111,600

(1)

Subject to vesting as to 1/4 of the award upon continued service through the first anniversary of the date of grant and as to 1/48 of the award upon continued service through each month thereafter, through the fourth anniversary of the date of grant.

(2)	Subject to vesting as to 1/48 of the award upon continued service through each month following the date of grant, through the fourth anniversary of the date of grant.
(3)

Subject to vesting as to 1/4 of the award upon continued service through the first anniversary of the date of grant and as to 1/4 of the award upon continued service through each year thereafter, through the fourth anniversary of the date of grant.

(4)	Based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2020: $103.72 per share.

Option Exercises and RSUs Vested

The following table sets forth information regarding options exercised by, and shares vested under RSU awards granted to, our NEOs for the fiscal year ending December 31, 2020.

	Option Awards		RSU Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Doug Godshall	490,000	36,230,354	4,000	152,880
Dan Puckett	96,000	5,097,628	2,000	76,440
Isaac Zacharias	71,983	3,927,772	1,250	47,775

(1)	Values were determined based on the difference between the fair market value of our ordinary shares on the date of exercise and the exercise price of the options.
(2)	Values were determined based on the fair market value of our ordinary shares on the date of vesting.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide a defined benefit pension plan or a nonqualified deferred compensation plan for our employees.

Potential Payments Upon Termination of Change in Control

The information in the “Potential Payments Upon Termination or Change in Control” table below summarizes the compensation that would be payable under various scenarios if the NEO’s employment had terminated on the last day of fiscal year 2020 and the price per share of our common stock is the closing market price as of that date.

Potential Payments Upon Termination or Change in Control

Name	Termination Scenario	Cash ($)(4)	COBRA Premiums ($)(5)	Stock Options/ Restricted Stock Units ($)	Total ($)
Doug Godshall	Death	458,361	—	57,412,559	57,870,920
	Long-Term Disability	458,361	—	57,412,559	57,870,920
	Voluntary Termination (1)	35,961	—	57,412,559	57,448,520
	Change in Control (2)	1,558,361	35,527	83,768,041	85,361,929
	Involuntary Termination (3)	1,283,361	35,527	57,412,559	58,731,447
Dan Puckett	Death	229,059	—	1,871,498	2,100,557
	Long-Term Disability	229,059	—	1,871,498	2,100,557
	Voluntary Termination (1)	42,384	—	1,871,498	1,913,882
	Change in Control (2)	799,059	314	8,919,597	9,718,970
	Involuntary Termination (3)	514,059	157	1,871,498	2,385,714
Isaac Zacharias	Death	204,316	—	5,893,868	6,098,184
	Long-Term Disability	204,316	—	5,893,868	6,098,184
	Voluntary Termination (1)	10,516	—	5,893,868	5,904,384
	Change in Control (2)	774,316	35,527	17,801,271	18,611,113
	Involuntary Termination (3)	489,316	17,763	5,893,868	6,400,947

(1)	“Voluntary Termination” means a termination for Cause or a voluntary termination (other than in the case of our CEO for Good Reason) (each as defined in the Separation Pay Agreements).
(2)	Change of Control payments are made if there is a qualifying termination within three months prior to or within 12 months following a Change in Control (as defined in the Separation Pay Agreements).
(3)	“Involuntary Termination” is any termination other than for Cause, death or disability, or by our CEO for Good Reason (each as defined in the Separation Pay Agreements).
(4)

This represents a severance payment of 1.5 times the executive officer’s annual base salary and target bonus for change in control or 0.75 times for involuntary termination (except that the multiplier is 2.0 times for a change in control and 1.5 times for involuntary termination in the case of our CEO).

(5)

Continued payment for the cost of the executive officer’s premiums for health continuation coverage under COBRA for a period equal to the number of months of severance pay but no longer than the end of the COBRA period.

Equity awards held by our NEOs are subject to the terms of the relevant equity incentive plan and the award agreement evidencing such award. The award agreements set forth the terms and conditions of the respective awards and, among other things, describe the effect of various termination events on the vesting of unvested equity awards other than terminations in the context of a change in control, as discussed in “NEO Separation Pay Agreements.”

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans as of December 31, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants, and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders	2,949,779	(1)	$5.92	(2)	2,689,624	(3)
Equity compensation plans not approved by stockholders	—		—		—

Total	2,949,779		$5.92	(2)	2,689,624

(1)

Amount does not include any shares of common stock issuable under our Employee Stock Purchase Plan (“ESPP”). We issue shares under our ESPP once every six months based on employee elections in the preceding six months. Pursuant to the terms of our ESPP, the number of shares to be issued and the price per share is not determined until immediately before the date of issuance.

(2)	Excludes restricted stock units, which have no exercise price.
(3)

Includes shares available for issuance under our 2019 Equity Incentive Plan and our Employee Stock Purchase Plan. The number of shares available for issuance under our 2019 Equity Incentive Plan increases automatically on the first day of each fiscal year of the Company beginning with the 2020 fiscal year and ending with the 2028 fiscal year, in an amount equal to the lesser of (i) 3% of the outstanding shares of our common stock on the last business day of the immediately preceding fiscal year and (ii) such number of shares determined by our Board. The number of shares available for issuance under our Employee Stock Purchase Plan increases automatically on the first day of each fiscal year of the Company beginning with the 2020 fiscal year and ending with the 2028 fiscal year, in an amount equal to the lesser of (i) 1% of the outstanding shares of our common stock on the last business day of the immediately preceding fiscal year and (ii) such number of shares determined by our Board.

2019 Equity Incentive Plan

In February 2019, our Board of Directors adopted, and our stockholders approved, our 2019 Plan, which became effective in connection with our initial public offering in March 2019. Our 2019 Plan replaced our 2009 Equity Incentive Plan (the “2009 Plan”). Following the effectiveness of the 2019 Plan, no further equity awards may be granted under our 2009 Plan. The 2019 Plan provides for the grant of incentive stock options (“ISOs”), non-statutory stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards. ISOs may be granted only to employees. All other awards may be granted to employees, directors, and consultants.

Our Board of Directors, or one or more duly authorized committees thereof, has the authority to administer the 2019 Plan. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with us ceases for any reason other than disability or death, the option holder may generally exercise any vested options for a period of 30 days following the cessation of service. Subject to the terms of our 2019 Plan, the plan administrator has the authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option. In the event of certain corporate transactions specified in our 2019 Plan, including a merger or change of control, as defined in our 2019 Plan, the administrator may, in its discretion, take certain actions with respect to outstanding awards, including the continuation or assumption of awards.

Employee Stock Purchase Plan

In February 2019, our Board of Directors adopted, and our stockholders approved, our Employee Stock Purchase Plan (“ESPP”), which became effective in connection with our initial public offering in March 2019. Our Board of Directors, or one or more duly authorized committees thereof, have the authority to administer the ESPP. Each eligible employee who is a participant in the ESPP may purchase shares of our common stock by authorizing payroll deductions at a minimum of 1% and up to 15% of his or her eligible compensation for each pay period.

Offering periods under the ESPP are six months in duration, commencing on September 1 and March 1 and ending on the following February 28 or 29 and August 30. The purchase price per share of our common stock under the ESPP is equal to 85% of the fair market value of the common stock on either the first or the last day of the offering period, whichever is lower, or such higher price for any given offering period as may be determined by the administrator, provided that no more than 1,250 shares of our common stock or such other lesser maximum number established by the plan administrator may be purchased by any one employee during each offering period. Under applicable tax rules, an employee may purchase no more than $25,000 worth of common stock, valued at the start of the purchase period, under the ESPP in any calendar year.

An employee’s rights under the ESPP terminate upon voluntary withdrawal from the plan or when the employee ceases employment for any reason. Prior to the effective time of any Corporate Transaction, as defined in the ESPP, the ESPP will terminate and shares will be purchased prior to the effective time as determined by the plan administrator, unless the ESPP is continued by the Company or assumed by the surviving corporation.

2009 Equity Incentive Plan

Our Board of Directors approved our 2009 Plan in June 2009, which was approved by our stockholders in January 2010. The 2009 Plan provided for grants of stock options, stock appreciation rights, restricted stock awards, and restricted stock unit awards to employees, directors, or consultants. Under our 2009 Plan, we granted stock options with respect to shares of our common stock to certain of our employees and consultants. In connection with our initial public offering, all shares of common stock that remained available for issuance under our 2009 Plan became available for issuance under our 2019 Plan and no further equity awards may be granted under our 2009 Plan.

Each stock option granted under our 2009 Plan will become exercisable upon vesting, and will remain exercisable until its termination date on the tenth anniversary of the award, or, if earlier, until the day that is twelve months after the recipient ceases to be a service provider due to death or disability, or the day that is three months after the recipient ceases to be a service provider for any other reason.

In the event of certain corporate transactions specified in the 2009 Plan, including a merger or change of control, as defined in the 2009 Plan, the administrator may, in its discretion, take certain actions with respect to outstanding awards, including the continuation or assumption of awards.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our NEOs and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk-taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company. Factors supporting this conclusion include:

•	Compensation is overseen by our Compensation Committee, all members of which are Independent Directors;

•

With the assistance of Compensia, its independent compensation consultant, our Compensation Committee annually reviews director and officer compensation levels against those of an appropriate group of comparable peer firms;

•	Compensation focuses on a proper balance of short- and longer-term performance;

•	Equity grant guidelines inform the size of equity awards;

•	We maintain internal controls on sales commissions;

•	Our insider trading policy prohibits the hedging and pledging of our stock; and

•	Separation agreements entered into with our executives are reasonable.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year or currently proposed, to which we were a party or will be a party, in which:

•	the amounts involved exceeds $120,000; and

•	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, which are described where required under the sections titled “Director Compensation” and “Executive Compensation”.

Investor Rights Agreement

We are party to an Amended and Restated Investor Rights Agreement (the “IRA”) with the holders of our preferred stock (which converted into shares of our common stock immediately prior to the closing of our initial public offering), including certain of our directors and entities to which certain of our directors are related. The IRA provides certain of these holders the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Director and Officer Indemnification

We have entered into an indemnification agreement with each of our directors and NEOs. These indemnification agreements and our restated certificate of incorporation and amended and restated bylaws indemnify each of our directors and NEOs to the fullest extent permitted by the Delaware General Corporation Law.

Equity Grants to NEOs and Directors

We have granted options and RSUs to our NEOs and certain of our non-employee directors as more fully described in the sections titled “Director Compensation” and “Executive Compensation”.

Policies and Procedures for Related Party Transactions

Our Board of Directors adopted a written related party transaction policy in connection with our initial public offering, setting forth the policies and procedures for the review and approval or ratification of related-party transactions. This policy covers any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and a related party had or will have a direct or indirect material interest, as determined by the Audit Committee of our Board of Directors, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related party.

All related party transactions described in this section occurred prior to adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy. However, these transactions were reviewed and approved by our Board of Directors.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other proxy materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Availability Notice or other proxy materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Proxy Availability Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Availability Notice or proxy materials, please notify your broker or contact Broadridge Financial Solutions, Inc. in writing: Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717; or by telephone: (800) 542-1061. Stockholders who currently receive multiple copies of the Proxy Availability Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Availability Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

APPROVAL

The contents of this Proxy Statement and the sending thereof to the stockholders have been authorized by the Board.

By Order of the Board of Directors

Hajime Tada

General Counsel and Secretary

April 29, 2021

A copy of our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 26, 2021, is available without charge upon written request to Investor Relations, Shockwave Medical, Inc., 5403 Betsy Ross Drive, Santa Clara, CA 95054 or by accessing a copy on Shockwave’s website at www.shockwavemedical.com in the Investors section under “Financial Information”. Information on or accessible through our website is not incorporated by reference in this Proxy Statement.

SHOCKWAVE MEDICAL, INC. 5403 BETSY ROSS DRIVE SANTA CLARA, CALIFORNIA 95054 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Thursday, June 24, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SWAV2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 24, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D52507-P54437 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SHOCKWAVE MEDICAL, INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the director nominees listed under Proposal 1: 1. Election of Directors for a term expiring at the 2024 Annual Meeting of Stockholders Nominees: 01) Antoine Papiernik 02) Sara Toyloy The Board of Directors recommends you vote FOR Proposal 2 and 3 and EVERY ONE YEAR for Proposal 4: For Against Abstain 2. Ratication of the appointment of Ernst & Young LLP as Shockwave Medical, Inc.'s independent registered public accounting rm for scal year ending December 31, 2021. 3. To approve, on an advisory basis, the compensation of the Companys Named Executive Officers. Every1 Year Every 2 Years Every 3 Years Abstain 4. To approve, on an advisory basis, whether the advisory vote on the compensation of the Companys Named Executive Officers should take place every one year, every two years or every three years. NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized ofcer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Availability Notice and Annual Report on Form 10-K are available at www.proxyvote.com. D52508-P54437 SHOCKWAVE MEDICAL, INC. Annual Meeting of Stockholders June 25, 2021, 10:00 a.m. Pacic Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Douglas Godshall and Dan Puckett with power to act without the other and with power of substitution and resubstitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this form, all the shares of Shockwave Medical, Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on June 25, 2021, via live webcast at www.virtualshareholdermeeting.com/SWAV2021, and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, EVERY ONE YEAR FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Continued and to be signed on reverse side